UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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Tenet Healthcare Corporation

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A COMMUNITY BUILT ON CARE

Tenet Health

2020
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Dear Fellow Shareholders,

   “Our teams are doing exactly
   what they have been called
   upon and trained to do, with
   honor and a selfless courage
   that has defined us as an
   organization and has made us
   an integral part of our communities.”

              Ronald A. Rittenmeyer

              Executive Chairman and CEO

I began writing this letter to review our 2019 performance and to discuss the promise of 2020 at the end of February. At that time, the performance trajectory that we had ended in 2019 had continued through the first two months of 2020. At that moment, I was very optimistic that 2020 would be a very positive year, perhaps the best our company has ever enjoyed. We have been transforming Tenet into a much different company than we had two years ago when we started this turnaround effort, and were taking our performance to the next level before the unfortunate events of the COVID-19 pandemic unfolded several weeks ago.

Today America is faced with one of the most challenging periods in our history. As a country, our world was turned upside down on December 7, 1941 when Pearl Harbor was attacked, and on September 11, 2001, and each time we came back stronger than ever. Our history as a country is to pick ourselves up and deal with adversity head on and with a resolve to win the conflict. This virus has been likened to a war with an invisible enemy and the warriors on the front lines committed to win are nurses, doctors, other skilled professionals, support personnel and hospital administrators. We remain intently focused on bringing us successfully through this crisis, maximizing the strength of the company and ensuring we do so with the ability to snap back and regain our trajectory once this is resolved.

When we established the company’s vision of a Community Built on Care, we did not realize how accurate and meaningful this statement would become so quickly to our teams across the country. Our teams are doing exactly what they have been called upon and trained to do, with honor and a selfless courage that has defined us as an organization and has made us an integral part of our communities.

While this has clearly generated a time of uncertainty, our people and company continue to be resilient and responsive. The strides we made as an organization in the last two years have anchored the company on a set of clear operating principles. These principles embrace agility, efficiency, speed and accountability, effecting a cultural shift that emphasizes the importance of compassion, execution and community both internally and externally. The mission, vision and values we introduced in 2019 created a single sense of purpose for our business. Together, these elements have given a new shape to our organization and created the effective response we have executed across the entire enterprise in this crisis.

While we continue to deliver compassionate care for the most critically ill, the impact on elective care has been particularly acute due to government orders severely limiting those procedures in our hospitals and surgery centers. Additionally, shelter in place orders coupled with access limitations at hospitals and clinics have resulted in decreased ER traffic in our hospitals. In response, while caring for patients with COVID-19 as well as other patients needing our care, we have taken decisive steps to mitigate the associated impact of reductions in volumes by enhancing our operational and financial flexibility to allow us to redirect resources to critical operations. Our focus remains on making necessary investments in COVID-19-related supplies, care, and other functions to support our hospitals and protect our team members while immediately taking measures to reduce spending in areas that can either be delayed or eliminated with no disruption to the current mission.

Fortunately, we benefit from an expansive network that has depth of clinical expertise, access to information-sharing and additional supplies we can transfer among our facilities. We have a command center staffed by experienced disaster response personnel, and our clinical leadership is directing efforts across the enterprise with clear and consistent actions. In addition, several initiatives we deployed last year are enabling a swift response in real-time data and analytics that recognize patterns and trends and inform immediate actions. We also continue to operate from a leaner base, having delivered on our initiative to achieve $300 million in cost savings by the end of last year with an ability to flex up and flex down in a fluid environment.

Core to these efforts is our bench of leaders across the company with the skills and experience to manage through adversity and seek out opportunity. These individuals, many of whom are new to Tenet in the last two years, ask the right questions allowing them to make the tough decisions. They were selected to lead because they understand that nothing we face is a one-person job and requires everyone moving with purpose to execute.

Our board has provided us with clear strategic direction and is setting the leadership tone. Last year, we appointed Chris Lynch and Dr. Nadja West as part of a methodical Board refreshment process that began in late 2017. Our newest directors complement the expertise of our existing board and bring experience in healthcare, financial services, crisis management and servant leadership – all critical attributes especially during this time.

On behalf of the Board and our executive leadership, I want to thank our teams, and all healthcare providers around the country, who have responded to this public health emergency with strength and courage. They have adapted to the uncertain environment to deliver the best possible outcomes for our communities. We recognize the sacrifices they are making to protect others and see this through.

In honor of all Tenet employees, I am donating 50 percent of my salary from April through June to our Tenet Care Fund, a 501(c)(3) that was established years ago to provide assistance to employees facing hardship due to events beyond their control. My executive leadership team has joined me in this effort, donating 20 percent of their salaries during this time, along with our senior leaders across the enterprise who will donate 10 percent. Senator Bob Kerrey, our Lead Director, and the other members of our Board are also donating a portion of their board fees to the fund. And, I want to recognize the compassion and generosity of those organizations and individuals that have approached us regularly, offering to donate supplies – everything from hand sanitizer to masks and gloves. We are deeply grateful for these acts of kindness.

In closing, the team that delivered our performance in 2018 and 2019, as well as in January, February and early March of 2020, is the same team that will steer Tenet through this crisis. Importantly, the fundamentals that have been put in place over the last two years in performance management, analytical rigor and a focus on excellence in quality, patient care and delivering against tough performance expectations, have not changed. As we gear back up and patients return for much needed care, we remain ready to execute our mission with the same focus as before. We are a Community Built on Care and this crisis has brought us together with an even stronger resolve to continue to drive for excellence. On behalf of our Board of Directors and our 113,000 associates, thank you for placing your trust in us and for your continued support.

In good health,

Ronald A. Rittenmeyer

Executive Chairman and CEO

TENET HEALTHCARE CORPORATION

14201 Dallas Parkway

Dallas, Texas 75254

(469) 893-2200

Notice of Annual Meeting of Shareholders

to be held on Thursday, May 28, 2020

April 17, 2020

To our Shareholders:

Our 2020 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on Thursday, May 28, 2020, at 8:00 a.m. Central Time. You will be able to attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/THC2020, where you will be able to listen to the meeting live, submit questions, and vote, for the following purposes:

1.

To elect the ten directors named in the accompanying Proxy Statement, each to serve until the next annual meeting of shareholders or until his or her successor is duly elected and qualified, whichever is later, or until the director’s earlier resignation or removal.

2.	To vote, on an advisory basis, to approve the Company’s executive compensation.

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2020.

4.	To vote on a shareholder proposal regarding an independent board chairman, if properly presented at the meeting.

5.	To transact any other business that properly comes before the meeting or any adjournment or postponement of the meeting.

Only shareholders of record of our common stock at the close of business on March 31, 2020, are entitled to notice of and to vote at the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. You may vote your shares via the Internet, by telephone or by completing and returning a proxy card. Specific voting instructions are set forth in the “General Information Regarding the Annual Meeting and Voting” section of the accompanying Proxy Statement and on the proxy card.

Audrey T. Andrews
Executive Vice President, General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders To Be Held on May 28, 2020

The accompanying Proxy Statement and the Company’s proxy card, as well as our Annual

Report on Form 10-K for the year ended December 31, 2019, are available at www.proxyvote.com.

As provided above, due to the public health impact of the COVID-19 pandemic, we have adopted a virtual meeting format for our Annual Meeting, conducted via a live audio webcast. You will be able to attend the Annual Meeting online, listen to the meeting live, submit questions and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/THC2020. We have designed the format of the Annual Meeting to provide shareholders substantially the same rights and opportunities to participate as they would at an in-person meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

2020 Proxy Statement

This Proxy Statement includes certain financial measures not in accordance with generally accepted accounting principles in the United States (GAAP), such as Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted EPS. Definitions of these measures are contained in Appendix A to this Proxy Statement.

Proxy Statement Summary

Below are highlights of certain information in this Proxy Statement. Please refer to the complete Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019, before you vote.

2020 ANNUAL MEETING OF SHAREHOLDERS

Date and Time: Thursday, May 28, 2020, at 8:00 a.m. Central Time	Place: Online at www.virtualshareholdermeeting.com/ THC2020	Record Date: March 31, 2020

Information:

The Notice of Internet Availability, this Proxy Statement and related proxy materials are being mailed or made available to shareholders on or about April 17, 2020. Copies of this Proxy Statement, the Company’s proxy card and our Annual Report on Form 10-K are available at www.proxyvote.com.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposals		Board’s Recommendation	Page

1	Election of Ten Director Nominees	Vote FOR each nominee	5

2	Advisory Approval of the Company’s Executive Compensation	Vote FOR	63

3	Ratification of the Selection of Deloitte & Touche LLP as Independent Registered Public Accountants for the Year Ending December 31, 2020	Vote FOR	66

4	Shareholder Proposal Regarding an Independent Board Chairman	Vote AGAINST	67

2020 PROXY STATEMENT	1

Proxy Statement Summary

Business Overview

Tenet is a national diversified healthcare services company focused on our mission to provide quality, compassionate care in the communities we serve. Tenet has over 113,000 employees delivering and supporting care through our three business units – Hospitals, Ambulatory Care and Conifer. We operate an expansive network across the country, with 65 acute care hospitals and over 500 other healthcare facilities, including ambulatory surgery centers, urgent care centers, imaging centers, surgical hospitals, off-campus emergency departments and micro-hospitals. Through our subsidiary United Surgical Partners International (USPI), Tenet operates the nation’s largest ambulatory platform in the country that includes partnerships with more than 50 prominent health systems. In addition, our subsidiary Conifer Health Solutions is a leading provider of revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other customers.

2

Proxy Statement Summary

Governance Highlights

Significant Board refreshment with seven new directors since 2017	Active shareholder outreach and engagement	Annual election of directors by majority standard

Shareholder right to call special meeting with 25% vote threshold	Strong independent Lead Director with robust responsibilities	Proxy access right adopted in 2019 on market standard terms

Board Refreshment

In response to specific shareholder feedback, the Board accelerated its refreshment process in 2017, and as a result seven of our 10 directors have joined since October 2017. In June 2019, the Board appointed Mr. Lynch, who offers expertise in corporate governance, financial and regulatory matters, and government relations. Effective October 2019, the Board appointed Dr. West, who served as the 44th Surgeon General of the U.S. Army and has broad healthcare leadership and operational experience. The new directors have brought a diversity of viewpoints, approaches and experiences to the Board as it addresses the risks and pursues the long-term strategies in front of the Company.

Sound Governance Practices

Our Board is committed to sound corporate governance policies that protect the long-term interests of shareholders, promote accountability, and give shareholders a voice. The Board has long maintained many best practices, including annual election of directors by majority standard, a robust annual self-evaluation process, and frequent shareholder engagement. In recent years, the Board has further enhanced the Company’s governance practices, with a right for shareholders that beneficially own 25% of our outstanding shares to call a special meeting added in 2018 and a right for shareholders to nominate directors via proxy access on market standard terms added in 2019. These enhancements, driven in large part by shareholder feedback, are intended to ensure the continued alignment of our corporate governance policies and practices with the long-term interests of our business and our shareholders.

Active Shareholder Engagement Program

Our Board regularly solicits input from investors and governance groups to better inform decision-making and gain insight into shareholder perspectives on a broad range of topics, including our corporate governance practices. We value our shareholders’ perspectives on our business and interact with them through a variety of shareholder engagement activities. As we engage with shareholders, feedback is regularly reviewed by our Board.

2020 PROXY STATEMENT	3

Proxy Statement Summary

Board Characteristics

The recent Board refreshment has led to a balanced mix of diversity, age and tenure in the boardroom. The Board believes that a range of backgrounds, beliefs, ethnicities and ages, in addition to gender diversity, contributes to strong governance and successful oversight of the Company.

Diversity, Age and Tenure of Board Nominees

4

Director Nominees

Proposal 1 –

Election of

Directors

Nominees for Election to the Board of Directors

Tenet’s Board of Directors is elected annually by our shareholders. Our nominees for election include nine independent directors and our Executive Chairman and Chief Executive Officer. The Board has selected the nominees listed below to serve as directors until the 2021 annual meeting, or until their successors are elected or appointed. Each of the nominees listed below, other than Mr. Lynch and Dr. West, were last elected by the Company’s shareholders at the 2019 annual meeting of shareholders. The nominees for director will be elected if the votes cast for the nominee exceed the votes cast against the nominee, with abstentions and broker non-votes not counted either for or against a nominee.

The Board recommends that you vote “FOR” the election of each of the following nominees.

RONALD A. RITTENMEYER Executive Chairman and Chief Executive Officer

Age: 72

Director Since: 2010

Other Public
Company Directorships:

Current: IQVIA Holdings Inc.

Others in Past Five Years: American International Group, Inc., Avaya Holdings Corp. and IMS Health Holdings, Inc.

Career Highlights:

Mr. Rittenmeyer was named Executive Chairman of Tenet in August 2017 and Chief Executive Officer in October 2017. He has served on our Board since 2010, including serving as Lead Director before he became Executive Chairman. He previously served as Chairman of the Board and Chief Executive Officer of Millennium Health, LLC, a health solutions company. He served as the Chairman, President and Chief Executive Officer of Expert Global Solutions, Inc., a provider of business process outsourcing services, from 2011 to 2014. From 2005 to 2008, Mr. Rittenmeyer held a number of senior management positions with Electronic Data Systems Corporation, including Chairman and Chief Executive Officer, President, Chief Operating Officer and Executive Vice President, Global Service Delivery. Prior to that, he was a managing director of the Cypress Group, a private equity firm, serving from 2004 to 2005. He served as Chairman, Chief Executive Officer and President of Safety-Kleen Corp. from 2001 to 2004. He formerly served as Chairman of the Federation of American Hospitals’ board of directors. Mr. Rittenmeyer received his bachelor of science degree in commerce and economics from Wilkes University and his M.B.A. from Rockhurst University.

Skills and Qualifications:

Our Board values Mr. Rittenmeyer’s deep experience in transformational leadership. As Chief Executive Officer of Safety Kleen, he led the company out of bankruptcy with pivotal strategic changes. He also led a turnaround at EDS in the same role and previously served as the Chief Executive Officer of other public companies, including Millennium Health and Expert Global Solutions. Mr. Rittenmeyer also brings to the Board his knowledge of the healthcare industry, information technology, business process outsourcing, public company board governance, and crisis management.

2020 PROXY STATEMENT	5

Director Nominees

J. ROBERT KERREY Lead Director since October 2017

Age: 76

Director Since: 2012*

Other Public
Company Directorships:

Current: None

Others in Past Five Years: Chart Acquisition Corp. and U.S. Rare Earths, Inc.

Committee Membership: Human Resources (Chair)

QCE

Career Highlights:

Senator Kerrey is a former governor and U.S. Senator from Nebraska. He has served as managing director at Allen & Company, an investment banking firm, since 2014. He has also served as Executive Chairman of The Minerva Institute for Research and Scholarship, a non-profit that offers exceptional educational experiences to students and advances faculty research, since 2013. From 2011 to 2013, he was President Emeritus of The New School University in New York City, where he served as President from 2001 to 2010. From 2011 to 2012, he served as the Chairman of M & F Worldwide Education Holdings. From 1989 to 2000, he served as a U.S. Senator for the State of Nebraska. Previously, Senator Kerrey was Governor of the State of Nebraska from 1982 to 1987. Prior to public service, he founded and operated a chain of restaurants and health clubs. A former member of the elite Navy SEAL Team, Senator Kerrey is a highly decorated Vietnam veteran who was awarded the Congressional Medal of Honor – America’s highest military honor. He holds a degree in pharmacy from the University of Nebraska.

Skills and Qualifications:

Senator Kerrey’s 18 years of experience in the public sector as a former U.S. Senator and Governor of Nebraska provide a key perspective to the Board in the highly regulated healthcare industry. Further, he has extensive experience in finance and public policy from his service at the investment banking firm Allen & Company and as a leader of a major university. The Board also values Senator Kerrey’s service on public company boards and crisis management.

*   Senator Kerrey served as a director from March 2001 to March 2012 prior to his appointment in November 2012

LLOYD J. AUSTIN III

Age: 66

Director Since: 2018

Other Public
Company Directorships:

Current: United Technologies Corporation and Nucor Corporation

Others in Past Five Years: None

Committee Membership: Audit

Human Resources

Career Highlights:

General Austin is a retired four-star general who served for 41 years in the U.S. Army. From March 2013 through March 2016, he served as the Commander of U.S. Central Command responsible for military strategy and joint operations throughout the 20-country Central Region that includes Iraq, Syria, Iran, Afghanistan, Pakistan, Yemen, Egypt and Saudi Arabia. Prior to that, he served as the 33rd Vice Chief of Staff of the U.S. Army from January 2012 to March 2013 and as the Combined Forces Commander in Iraq from September 2010 through 2011. He is the recipient of numerous U.S. military awards, including the Silver Star, five Defense Distinguished Service Medals and the Legion of Merit. General Austin currently serves as a director of United Technologies Corporation and Nucor Corporation. He is a graduate of the U.S. Military Academy and holds master’s degrees from Auburn University (Education) and Webster University (Business Management).

Skills and Qualifications:

The Board values General Austin’s leadership experience as a former four-star general in the U.S. Army. He brings insight gained from across the world in a variety of positions that includes a focus on crisis and risk management.

6

Director Nominees

JAMES L. BIERMAN
Age: 67 Director Since: 2017 Other Public Company Directorships: Current: None Others in Past Five Years: Owens & Minor, Inc. and Team Health Holdings, Inc. Committee Membership: Governance QCE (Chair)

Career Highlights:

Mr. Bierman served as President and Chief Executive Officer of Owens & Minor, Inc., a Fortune 500 company and a leading distributor of medical and surgical supplies, from September 2014 to June 2015. Previously, he served in various other senior roles at Owens & Minor, including President and Chief Operating Officer from August 2013 to September 2014, Executive Vice President and Chief Operating Officer from March 2012 to August 2013, Executive Vice President and Chief Financial Officer from April 2011 to March 2012, and as Senior Vice President and Chief Financial Officer from June 2007 to April 2011. From 2001 to 2004, Mr. Bierman served as Executive Vice President and Chief Financial Officer at Quintiles Transnational Corp. Prior to joining Quintiles Transnational, Mr. Bierman was a partner at Arthur Andersen LLP. Mr. Bierman earned his B.A. from Dickinson College and his M.B.A. at Cornell University’s Johnson Graduate School of Management.

Skills and Qualifications:

Mr. Bierman brings to the Board the skillsets he developed serving in multiple leadership positions at Owens & Minor, Inc., including as Chief Executive Officer. The Board values his significant operational and financial experience in the healthcare industry.

RICHARD W. FISHER
Age: 71 Director Since: 2017 Other Public Company Directorships: Current: AT&T Inc. and PepsiCo, Inc. Others in Past Five Years: None Committee Membership: Audit Human Resources

Career Highlights:

Mr. Fisher served as President and Chief Executive Officer of the Federal Reserve Bank of Dallas from 2005 until 2015. During his tenure, he served as a member of the Federal Open Market Policy Committee, as the chair of the Conference of Federal Reserve Bank Presidents, and as the chair of the Information Technology Oversight Committee for the 12 Federal Reserve banks. Previously, from 2001 to 2005, Mr. Fisher was Vice Chairman of Kissinger McLarty Associates, a strategic advisory firm. From 1997 to 2001, Mr. Fisher served as Deputy U.S. Trade Representative with the rank of Ambassador. Mr. Fisher currently serves as a Senior Advisor for Barclays PLC, a leading investment bank, and as a Trustee of the University of Texas Southwestern Medical Foundation. Mr. Fisher received his B.A. in economics from Harvard University and earned his M.B.A. from Stanford University.

Skills and Qualifications:

Mr. Fisher offers valuable financial and policy perspectives from his experience as President and Chief Executive Officer of the Dallas Federal Reserve. The Board values his insight in public finance, trade, technology and risk management.

2020 PROXY STATEMENT	7

Director Nominees

MEGHAN M. FITZGERALD, DrPH
Age: 49 Director Since: 2018 Other Public Company Directorships: Current: Arix Bioscience plc Others in Past Five Years: Concert Pharmaceuticals, Inc. Committee Membership: Governance (Chair) QCE

Career Highlights:

Ms. FitzGerald is a Managing Partner at L1 Health LLC, an investment fund specializing in healthcare. She also serves as an Adjunct Associate Professor of Health Policy at Columbia University. From May 2015 to October 2016, Ms. FitzGerald served as Executive Vice President of Strategy and Policy at Cardinal Health, a healthcare services and product company. From 2010 to 2015, she served as President of Cardinal’s Specialty Solutions division. Ms. FitzGerald also serves as a director of Arix Bioscience plc. She holds a DrPH in Healthcare Policy from New York Medical College, a BSN in Nursing from Fairfield University, and a Master of Public Health from Columbia University.

Skills and Qualifications:

Ms. FitzGerald brings to the Board a broad range of experience in the healthcare industry, including senior strategic leadership, public policy, care delivery from her service as a nurse, and transactions and investments in a variety of healthcare fields from technology to life sciences.

CHRISTOPHER S. LYNCH

Age: 62

Director Since: 2019

Other Public
Company Directorships:

Current: American International Group, Inc.

Others in Past Five Years: Federal Home Loan Mortgage Company (Freddie Mac)

Committee Membership:

Audit

Human Resources

Career Highlights:

Mr. Lynch served as National Partner in Charge of the Financial Services division at KPMG, LLC from 2004 until his retirement in 2007. Prior to that, Mr. Lynch held a variety of positions at KPMG during his 29-year tenure, including chair of KPMG’s Americas Financial Services Leadership team and a member of the Global Financial Services Leadership and the U.S. Industries Leadership teams. He currently serves as an independent director of American International Group, Inc. (AIG), a position he has held since 2009. From 2008 to 2019, he also served as an independent director of Federal Home Loan Mortgage Corporation (Freddie Mac) and was the Non-Executive Chairman of the Board from 2011 to 2018. Mr. Lynch has chaired audit committees of both AIG and Freddie Mac and has relevant committee experience on Risk, Compensation and Nomination and Corporate Governance. Mr. Lynch is a former member of the Advisory Board of the Stanford Institute for Economic Policy Research and a member of the Audit Committee Chair Advisory Council of the National Association of Corporate Directors. He received a Bachelor of Science in Accounting from the University of Kansas.

Skills and Qualifications:

The Board values Mr. Lynch’s deep accounting, financial and corporate governance experience, including serving in leadership positions at KPMG and chairing audit committees at two highly regulated public companies.

8

Director Nominees

RICHARD J. MARK
Age: 64 Director Since: 2017 Other Public Company Directorships: Current: None Others in Past Five Years: None Committee Membership: Audit Governance

Career Highlights:

Mr. Mark serves as Chairman and President of Ameren Illinois Company, a multi-billion dollar energy and utility company responsible for electric and natural gas distribution to more than 1.2 million electric and 806,000 natural gas customers in Illinois. Mr. Mark joined Ameren in 2002 as Vice President of Customer Service before moving up to various senior management roles. Before joining Ameren, he served for 11 years at Ancilla Systems Inc. While at Ancilla, the parent company to St. Mary’s Hospital in East St. Louis, Illinois, he served as Vice President for Governmental Affairs and Chief Operating Officer before becoming Chief Executive Officer of St. Mary’s Hospital in East St. Louis, Illinois from 1994 to 2002. Mr. Mark served as Director of Union Electric Company from 2005 until 2012 and has been Chairman of Ameren Illinois (subsidiaries of Ameren Corporation) since 2012. Mr. Mark earned his B.S. from Iowa State University and his M.S. at National Louis University.

Skills and Qualifications:

Mr. Mark offers the Board extensive experience as Chairman and President of Ameren Illinois Company in a highly regulated industry in addition to multiple leadership positions at an acute care hospital, including service as Chief Executive Officer.

TAMMY ROMO
Age: 57 Director Since: 2015 Other Public Company Directorships: Current: None Others in Past Five Years: None Committee Membership: Audit (Chair) Human Resources

Career Highlights:

Ms. Romo is Executive Vice President and Chief Financial Officer of Southwest Airlines Co., a major passenger airline, where she is responsible for overall finance activities, including reporting, accounting, investor relations, treasury, tax, corporate planning, and financial planning and analysis. Ms. Romo also oversees supply chain management. Ms. Romo previously served in a number of financial management and leadership positions at Southwest Airlines, including Senior Vice President of Planning, Vice President and Controller, Vice President and Treasurer, and Senior Director of Investor Relations. Before joining Southwest Airlines in 1991, Ms. Romo was an audit manager at Coopers & Lybrand, LLP. Ms. Romo is currently a member of the McCombs School of Business Advisory Council at the University of Texas at Austin. She received a B.B.A. in accounting from the University of Texas at Austin, and she is a Certified Public Accountant in the State of Texas.

Skills and Qualifications:

Ms. Romo brings to the Board her experience as Executive Vice President and Chief Financial Officer of Southwest Airlines, where she oversees a broad range of financial activities. The Board values her deep knowledge of accounting and financial matters in addition to her understanding of risk management.

2020 PROXY STATEMENT	9

Director Nominees

NADJA Y. WEST, M.D.
Age: 59 Director Since: 2019 Other Public Company Directorships: Current: Nucor Corporation Others in Past Five Years: None Committee Membership: Governance QCE

Career Highlights:

Dr. West is a retired Lieutenant General in the U.S. Army, the 44th Surgeon General of the U.S. Army and the former Commanding General of the U.S. Army Medical Command. Previously, she served as Joint Staff Surgeon at the Pentagon, where she acted as chief medical advisor to the Chairman of the Joint Chiefs of Staff and coordinated all related health services issues, including operational medicine, force health protection, and readiness within the military. Dr. West has served in combat deployment as well as in leadership positions in multiple hospitals both in the United States and abroad. She is the recipient of numerous U.S. military awards, including the Distinguished Service Medal, the Defense Superior Service Medal, and the Legion of Merit with three Oak Leaf Clusters. She has served as an independent director on the board of Nucor Corporation since 2019. Dr. West has served as a trustee on the board of the National Recreation Foundation, a non-profit organization dedicated to enhancing the role of recreation as a positive force in improving the quality of life of youth, since 2019. Dr. West is a graduate of the U.S. Military Academy and earned her medical degree from The George Washington University School of Medicine in Washington, D.C. She has completed residencies in both family medicine and dermatology.

Skills and Qualifications:

The Board values Dr. West’s comprehensive experience in healthcare, including her service as the 44th Surgeon General of the U.S. Army. Her experience in a variety of healthcare leadership positions and clinical background offer the Board valuable perspectives on healthcare delivery, policy, and crisis and risk management.

10

Proposal 1: Election of Directors

Director Nomination and Qualifications

Our Board regularly reviews its composition and is committed to recommending a group of directors who represent a diverse mix of viewpoints, skills, experience and backgrounds that align with the Company’s business and strategic goals. The Nominating and Corporate Governance Committee (Governance Committee) is responsible for nominating, and the entire Board is responsible for selecting, individuals who hold these characteristics to stand for shareholder election at each annual meeting as well as to fill any vacancies on the Board as they arise.

Since late 2017, the Governance Committee has focused its refreshment efforts on identifying candidates to further strengthen the Board’s effectiveness. To date, this process has resulted in the identification and appointment of seven new independent directors who collectively bring deep healthcare, financial, public sector, operational expertise and crisis management skills that complements the current skillsets and enhances the effectiveness of the overall Board. In addition, each of our directors has the dedication and leadership qualities that enable them to exercise robust oversight of the Company, especially as the Company navigates a transformation amidst the challenges and opportunities in the healthcare industry.

Nomination Process

The Governance Committee considers candidates based on the recommendation of, among others, our Board members and our shareholders. In 2019, Board members recommended Mr. Lynch and Dr. West to the Governance Committee. The Governance Committee may also engage professional search firms and other consultants to assist in identifying, evaluating and conducting due diligence on potential candidates. We intend to continue to actively engage with our shareholders regarding Board composition and director qualifications, including considering their input on potential director candidates. Once potential candidates have been identified, they typically meet with each member of the Board and pass a thorough screening process before the Governance Committee makes a final recommendation to the Board. This process involves a rigorous evaluation that assesses attributes beyond specific business skills, including character, diversity and personal and professional integrity.

Shareholders may propose nominees for election in accordance with the terms of our bylaws or recommend candidates for consideration by the Board by writing to the Governance Committee in care of the Corporate Secretary at Tenet Healthcare Corporation, 14201 Dallas Parkway, Dallas, Texas 75254, or by email to boardofdirectors@tenethealth.com. For more detailed information regarding the process by which shareholders may nominate directors, including under our proxy access provisions, please refer to “Other Information—Shareholder Proposals” below and our bylaws. Our bylaws may be found under the “Governance” heading in the “For Investors” section on our website at www.tenethealth.com.

Assessment of Board Composition and Criteria for Board Membership

The Governance Committee evaluates the composition of the Board on an ongoing basis and considers potential nominees to the Board as appropriate. As part of this process, the Governance Committee reviews the composition of the Board as a whole, including the balance of business backgrounds, diversity, qualifications, skillsets and other qualities represented on the Board to ensure the right balance to effectively oversee management. The Governance Committee also reviews updated biographical information for each incumbent director on an annual basis, including information relating to changes in professional status, independence, other professional commitments and public company directorships. In light of our current structure and operations, and in consideration of the evaluation of the Board’s composition, the Governance Committee believes the following criteria best represent the qualities required for service on the Company’s Board:

Professionalism, dedication, business judgment, integrity and commitment to the Company’s mission	Diversity of ethnicity, gender, background, experience and viewpoints	Service as the chief executive officer or in other senior leadership positions in a company or major governmental, professional or non-profit organization

Experience in the healthcare industry or other relevant industry experience	Expertise in financial and accounting matters and familiarity with the regulatory and corporate governance requirements applicable to public companies	Government, regulatory and public sector experience

Ability and willingness to commit adequate time to Board and committee matters	Degree to which the individual’s skills complement those of other directors and potential nominees	Familiarity with the communities in which we do business

2020 PROXY STATEMENT	11

Proposal 1: Election of Directors

Board Evaluations

The Governance Committee oversees the Board’s annual performance evaluation to determine whether the Board, its committees and individual directors are functioning well in view of their responsibilities and the Company’s business. To ensure that the self-evaluation process is conducted with transparency and rigor, the Board has for many years retained a third party advisor to interview each director, review their feedback, and facilitate a discussion based on the results at a special executive session of the Board. This comprehensive and disciplined approach to evaluation has proven to be an important element to maintain a high-performing and collaborative Board that can properly address risk management and execution of Company strategy.

The Board completed its most recent self-evaluation in February 2020, focusing its discussions on, among other things, the composition and effectiveness of the Board in light of several changes in membership, the effectiveness of Mr. Rittenmeyer and Senator Kerrey in their respective leadership roles, and the performance of each committee and committee chair. Based on the Board’s annual evaluation, and in accordance with the requirements of the Company’s Corporate Governance Principles, the Board concluded that no changes were necessary in the Board’s leadership or committee structure, including chair assignments. In addition, the Board concluded that its processes and committees were functioning properly, noting healthy levels of debate, collaboration and respect among directors.

Director Nominees’ Qualifications and Experience

Based on the review process described above, the Governance Committee concluded that our ten director nominees possess the diversity of experience, skills and other characteristics best suited to meet the needs of the Board and the Company in light of our current business and operating environment. The following table highlights several core skills and experiences of our current nominees, in addition to those described in the director biographies outlined beginning on page 5.

Personal Qualities and Diversity. The Governance Committee determined that each nominee has demonstrated a commitment to professionalism and integrity. In particular, the Governance Committee noted that each nominee has the ability to provide candid and direct feedback as well as oversight of the Company’s operations on behalf of all shareholders. Additionally, our Board currently includes individuals of differing ages, backgrounds, ethnicities and genders. Three of our ten director nominees are women, and in 2019 the Board appointed women to chair our Audit and Governance committees.

Special Considerations Regarding Service on Other Boards. Our directors must seek the approval of the Governance Committee prior to serving on another public company’s board. In addition, the Governance Committee limits the number of public boards on which a director may serve in addition to our Board to three, or two in the case of directors currently serving as chief executive officers or in equivalent positions of public companies. All of the Company’s directors are in compliance with these requirements, and Mr. Rittenmeyer serves on only one other public company board of directors.

12

Proposal 1: Election of Directors

Director Independence

Our independence requirements for our Board are set forth in our Corporate Governance Principles, available under the “Governance” heading in the “For Investors” section on our website at www.tenethealth.com. Under our Corporate Governance Principles, at least two thirds of the Board must consist of “independent” directors. The Board will not consider a director to be independent unless the Board affirmatively determines that the director has no material relationship with Tenet and the director otherwise qualifies as independent under the corporate governance standards of the New York Stock Exchange (NYSE). The Board reviews each director’s independence at least annually and has made the affirmative determination that each of our current non-employee directors (Messrs. Kerrey, Austin, Bierman, Fisher, Lynch and Mark and Mses. FitzGerald, Romo and West) has no material relationship with the Company and is independent. In addition, the Board determined that each of Ms. Brenda J. Gaines and Mr. Edward A. Kangas was independent during the time each of them served on our Board during 2019 when the Board last assessed their independence. In general, all members of our Board during the past 14 years have been independent directors with the exception of the two individuals who have served as our Chief Executive Officer during this time period.

In making its independence determinations, the Board broadly considers all relevant facts and circumstances and focuses on the organizations with which each director has an affiliation. If a director or member of the director’s immediate family has a material relationship with the Company, the Board reviews the interest to determine if it would preclude an independence determination.

The Audit Committee, the Human Resources Committee (HR Committee) and the Governance Committee are comprised exclusively of independent directors as required by the NYSE. In addition, all directors serving on the Audit Committee meet the more stringent independence standards for audit committee members required by the Securities and Exchange Commission (SEC), and all directors serving on the HR Committee meet the more stringent independence standards for compensation committee members required by the NYSE.

2020 PROXY STATEMENT	13

Corporate Governance and Board Practices

Commitment to Sound Corporate Governance Policies and Practices

Tenet is committed to maintaining corporate governance policies and practices that protect the long-term interests of our shareholders and promote Board and management accountability. Our Board recognizes that this requires us to continually review and refine our corporate governance practices in order to ensure their continued alignment with evolving market practices and the best interests of our Company and shareholders. Some of our key corporate governance policies and practices include:

Shareholder Rights

•  Annual election of directors

•  Majority vote standard and director resignation policy in uncontested elections

•  Shareholder right to call special meetings at 25% threshold

•  Proxy access

•  One-year limit on “poison pills” unless approved by shareholders

Board Practices

•  All directors are independent other than the Chief Executive Officer

•  Highly diverse and experienced Board

•  Independent Lead Director with clearly defined and robust responsibilities

•  Commitment to Board refreshment practices, including committee chair rotation

• Self-evaluation of all directors • Board oversight of political contributions • Regular executive sessions of independent directors • Regular engagement with shareholders

Our Board has also adopted Corporate Governance Principles that provide the framework for our existing corporate governance policies and practices, which the Board reviews annually. These Corporate Governance Principles address in detail matters such as director independence, director qualifications and responsibilities, director compensation, and director and officer stock ownership and retention guidelines. For more information, please see our Corporate Governance Principles under the “Governance” heading in the “For Investors” section on our website at www.tenethealth.com.

Board Leadership Structure

Senator Kerrey has served as independent Lead Director since October 2017, shortly after Mr. Rittenmeyer became Executive Chairman on August 31, 2017. The Company’s governing documents give the Board the flexibility to determine the appropriate leadership structure for the Company based on our particular circumstances at the time. The Governance Committee regularly reviews the Board’s leadership structure to assess whether to separate or combine the roles of Chairman and Chief Executive Officer based on applicable facts and circumstances at the time. By retaining the flexibility to adjust the Company’s leadership structure, the Board is best able to provide for appropriate management and oversight of the Company as well as address any circumstances the Company may face, as no single leadership model is universally or permanently appropriate in all circumstances. The Board believes that this flexibility has served the Company and its shareholders well during recent turnaround efforts and that Mr. Rittenmeyer’s current leadership of both the Board and the management team is effective.

14

Corporate Governance and Board Practices

Role of Independent Lead Director of the Board

The role of our Lead Director is set forth in our Corporate Governance Principles. Senator Kerrey, as independent Lead Director of the Board, coordinates the activities of the Board and exercises a robust set of duties described below. Specifically, in his role as the independent Lead Director, Senator Kerrey:

•	Presides at all meetings at which the Chairman is not present
•	Chairs executive sessions of independent directors of the Board
•	Serves as the liaison between the Chairman and independent directors
•	Reviews and approves information sent to the Board
•	Reviews and approves Board meeting agendas and schedules
•	Calls meetings of independent directors if necessary
•	Participates in consultation and direct communication with shareholders
•	Advocates on behalf of the Board in meetings with investors, legislators, regulators and other government officials
•	Serves an oversight role, in conjunction with the Governance Committee, in the Board performance evaluation process

In addition to his formal duties, Senator Kerrey has participated in in-person engagement meetings with a number of our significant shareholders to discuss and seek feedback on various matters regarding the Company’s strategy and governance practices, establishing a direct line of communication between shareholders and independent members of our Board. Senator Kerrey shares the feedback with the full Board so it may be incorporated into the Board’s decision-making processes.

Board and Committee Organization and Responsibilities

Board Meetings and Attendance

We are governed by our Board. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Directors are also encouraged to attend continuing education courses relevant to their service on the Company’s Board. Significant business decisions are generally considered by the Board as a whole. The Board met 9 times during 2019. The Board frequently meets in executive sessions, including at least once during each regularly scheduled Board meeting.

Each incumbent director who served during 2019 participated in at least 75% of the aggregate meetings of the Board and the committees on which he or she served during the period he or she served as a director and committee member. Board members are encouraged to attend our annual meeting of shareholders. Nine of the 10 directors elected at last year’s annual meeting were in attendance at the 2019 Annual Meeting. Mr. Mark was not able to attend due to a preexisting commitment.

2020 PROXY STATEMENT	15

Corporate Governance and Board Practices

Committees

Tenet has four standing committees: Audit Committee, HR Committee, Governance Committee, and Quality, Compliance & Ethics Committee (QCE Committee). The following table identifies the current members of each of our committees.

Director	Audit*	Human Resources	Governance	QCE

Lloyd J. Austin, III

James L. Bierman				Chair

Richard W. Fisher

Meghan M. FitzGerald			Chair

J. Robert Kerrey		Chair

Christopher S. Lynch

Richard J. Mark

Ronald A. Rittenmeyer

Tammy Romo	Chair

Nadja Y. West

*

All members of the Audit Committee have been designated as financially literate within the meaning of the NYSE listing standards. Mr. Fisher, Mr. Lynch and Ms. Romo have been designated as audit committee financial experts, as defined by SEC rules.

Each of the Board’s committees operates under a written charter that is reviewed and approved annually by the respective committee. The charters are available for viewing under the “Governance” heading in the “For Investors” section on our website at www.tenethealth.com. The Board and each committee may retain independent advisors and consultants, at the Company’s cost, to assist the directors in carrying out their responsibilities.

16

Corporate Governance and Board Practices

The Audit Committee Membership: Romo (Chair), Austin, Fisher, Lynch, Mark (All Independent)	Meetings held in 2019:	8

Primary Responsibilities:

•  Assist the Board in oversight of:

•  Accounting, reporting and financial practices

•  The integrity of financial statements

•  Compliance with legal and regulatory requirements with respect to applicable accounting and auditing matters

•  Independent registered public accountants’ qualifications, independence and performance

•  Internal audit function

•  Cybersecurity

•  Establish and maintain policies and procedures for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting controls and auditing matters

•  Authority to select, retain and review the independent registered public accountants qualifications, independence and performance

•  Oversee the performance of the Company’s chief internal auditor, who reports directly to the Audit Committee

Key Skills and Experience:

•  Expertise in auditing, accounting and tax-related matters

•  Preparation or oversight of financial statements

•  Extensive knowledge of compliance and relevant regulatory issues

The Human Resources Committee Membership: Kerrey (Chair), Austin, Fisher, Lynch, Romo (All Independent)	Meetings held in 2019:	6

Primary Responsibilities:

•  Establish general compensation policies for the Company that:

•  Support overall business strategies and objectives

•  Enhance efforts to attract and retain skilled employees

•  Link compensation with business objectives and organizational performance

•  Provide competitive compensation opportunities for key executives

•  Oversee the administration of executive compensation programs with responsibility for establishing and interpreting the Company’s compensation policies and approving compensation paid to executive officers

•  Review, approve and make recommendations regarding compensation of non-employee directors, the Company’s executive officers and other members of the senior management team

•  Review the performance of the Chief Executive Officer and, either as a committee or together with other independent directors, determine and approve the CEO’s compensation level based on this evaluation

•  Discuss and evaluate, in consultation with the Chief Executive Officer, the performance of other executives

•  Oversee the Company’s policies and procedures regarding harassment in the workplace and sexual misconduct matters, including reporting systems and treatment of received complaints, and monitor compliance with such policies and applicable law

•  Provide perspectives to management regarding the Company’s talent management, which may include performance management, succession planning, leadership development, diversity, recruiting, retention and employee training

Key Skills and Experience:

•  Extensive knowledge of executive compensation best practices

•  Human capital management

•  Expertise in evaluating executive performance and determining appropriate compensation programs

•  Leading cultural change

2020 PROXY STATEMENT	17

Corporate Governance and Board Practices

The Nominating and Corporate Governance Committee Membership: FitzGerald (Chair), Bierman, Mark, West (All Independent)	Meetings held in 2019:	5

Primary Responsibilities:

•  Identify and evaluate existing and potential corporate governance issues, and make recommendations to the Board concerning our Corporate Governance Principles and other corporate governance matters

•  Review and recommend individuals qualified to become Board members and recommend to the Board candidates to stand for election or re-election to the Board

•  Consider amendments to the Company’s articles of incorporation and bylaws with respect to corporate governance and make recommendations to the Board concerning such proposed amendments

•  Review and make recommendations to the Board regarding Board size, composition and structure

•  Review and approve proposed related-person transactions

Key Skills and Experience: • Corporate governance expertise • Board succession planning • Public company board service and experience overseeing large organizations

The Quality, Compliance & Ethics Committee Membership: Bierman (Chair), FitzGerald, Kerrey, West (All Independent)	Meetings held in 2019:	4

Primary Responsibilities:

•  Assist the Board with overseeing and reviewing Tenet’s significant healthcare-related regulatory and compliance issues, including its compliance programs and the status of compliance with applicable laws, regulations and internal procedures

•  Oversee performance under the Company’s Quality, Compliance & Ethics Program Charter

•  Receive, and review and consult with management on, periodic reports from the Ethics and Compliance department on all aspects of the compliance program, including efforts in risk assessment, development of policies and procedures, training, auditing and monitoring, and investigations and remediation of compliance matters

•  Receive and review periodic reports from the Clinical Quality department regarding efforts to advance quality healthcare

•  Oversee performance under the Company’s non-prosecution agreement, including interacting with the independent co-monitors appointed thereunder

•  Oversee the performance of the Company’s Chief Compliance Officer, who reports directly to the QCE Committee

Key Skills and Experience:

•  Experience in establishing and ensuring adherence to quality and compliance controls

•  Expertise in compliance-related policies and procedures

•  Knowledge of and commitment to ethical business practices

18

Corporate Governance and Board Practices

HR Committee Interlocks and Insider Participation

No member of the HR Committee was at any time during 2019 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure as a related person transaction under “Certain Relationships and Related Person Transactions” on page 21 of this Proxy Statement. None of our executive officers has served on a board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or HR Committee during 2019.

Role of Board and its Committees in Risk Oversight

Management is primarily responsible for the identification, assessment and management of the various risks that we face. The Board oversees this process as an integral and continuous part of the Board’s oversight of our business. The Board receives regular reports from the heads of our principal businesses and corporate functions that include discussions of the risks involved in their respective areas of responsibility. The Board is routinely informed of developments that could affect our risk profile or other aspects of our business. Among other things, the Board has requested that the Company’s management and its internal and external legal counsel advise it promptly of any material developments relating to litigation, regulatory proceedings, and investigations and compliance issues. The Board considers the oversight of regulatory and litigation risk to be one of its highest priorities. In addition, the Board has identified the oversight of cybersecurity risks to be one of its priorities and receives regular reports from the Company’s management on the security of the Company’s information technology systems.

The Board’s committees oversee risks related to their respective areas, as further described below. The Board is kept informed of its committees’ risk oversight and other activities primarily through reports of the committee chairs to the full Board. These reports are presented at every regular Board meeting in executive session, as well as at other times when appropriate. As risk-related issues sometimes overlap, certain issues are addressed at the full Board level. In addition, as part of its annual self-evaluation process, the Board discusses and evaluates its ongoing role in enterprise risk oversight.

Role of Audit Committee in Risk Oversight

Our Audit Committee is primarily responsible for overseeing risk management processes relating to our accounting practices, financial reporting, corporate finance and general business operations. Among other responsibilities, the Audit Committee:

•

Receives quarterly reports from management on business and operational risks, internal audit reports relating to the integrity of our internal financial reporting controls and procedures, potential loss contingencies resulting from pending or threatened litigation or regulatory proceedings, and investigations and reports made to the Company from our Ethics Action Line or any other sources relating to allegations of financial fraud or other infractions.

•

Meets regularly with our Chief Executive Officer, Chief Financial Officer, Controller, General Counsel and Chief Compliance Officer, as well as our external and internal auditors, to discuss potential risks and other contingencies relating to our business.

•	Meets on a quarterly basis to review these topics with selected chief executive officers and/or other senior officers of our major operating units.
•	Reviews material risk issues in connection with its review of our quarterly and annual filings with the SEC.
•	Reviews the Company’s cybersecurity program at least annually and receives frequent updates on cybersecurity matters.
•

Reports and discusses the outcome of its meetings to the full Board, including any other material risks identified by the Audit Committee in the course of its deliberations that require discussion or action by the full Board.

Role of Quality, Compliance & Ethics Committee in Risk Oversight

Our QCE Committee is primarily responsible for overseeing our assessment and management of regulatory and compliance risk. In particular, the QCE Committee:

•

Oversees our information, procedures and reporting systems to provide reasonable assurance that: (1) our operations comply with applicable laws and regulations, particularly those related to healthcare providers; (2) we, including our directors and employees, act in accordance with appropriate ethical standards; and (3) our subsidiaries’ hospitals and other facilities deliver quality medical care to their patients.

•

Oversees our Compliance Program, which is governed by our Quality, Compliance & Ethics Program Charter. Our Compliance Program is intended to foster compliance with federal and state laws and regulations applicable to healthcare providers, and receives quarterly reports from our Chief Compliance Officer (who reports directly to the QCE Committee), our Ethics and Compliance Department, and our internal and external legal, regulatory and other officers and advisors.

•	Oversees the Company’s compliance with its non-prosecution agreement, including the Company’s ongoing work with the independent co-monitors appointed pursuant to the terms of the agreement.

2020 PROXY STATEMENT	19

Corporate Governance and Board Practices

Role of Human Resources Committee in Risk Oversight

Our HR Committee is responsible for assessing our compensation policies and practices relative to all our employees, including non-executive officers, to determine if the risks arising from these policies and practices are reasonably likely to have a material adverse effect on the Company. In performing its duties, the HR Committee meets at least annually with our management and the HR Committee’s independent compensation consultant to review and discuss potential risks relating to our employee compensation plans and programs. The HR Committee reports to the Board any risks associated with our compensation plans and programs, including recommended actions to mitigate such risks.

The HR Committee has determined that there are no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. This finding is based upon the HR Committee’s ongoing review of our compensation programs and practices, the mechanisms in our compensation plans and programs intended to reduce the risk of conduct reasonably likely to have a material adverse effect on our company, and an overall risk assessment of such programs. Among other things, the HR Committee has reviewed our pay philosophy, balance of cash and equity compensation, balance of long-term and short-term performance periods in our plans and programs, and our use of performance metrics that encourage management to act in the long-term interest of our shareholders. The HR Committee has also considered our equity grant administration policy, stock ownership guidelines, incentive pay policies on clawbacks and bonus modifiers, as well as our internal financial reporting and regulatory compliance procedures.

Policies on Ethics and Conduct

Standards of Conduct

All of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are required to abide by Tenet’s policies on business conduct summarized in our Standards of Conduct to ensure that our business is conducted in a legal and ethical manner. The members of our Board of Directors and all of our contractors having functional roles similar to our employees are also required to abide by our Standards of Conduct. Tenet’s policies form the foundation of a comprehensive compliance program that includes compliance with corporate policies and procedures, extensive training, robust auditing and monitoring, an open relationship among colleagues to foster good business conduct, and a high level of integrity. Our policies and procedures cover all major areas of professional conduct, including quality patient care, compliance with all applicable laws and regulations, appropriate use of our assets, protection of patient information, avoidance of conflicts of interest and employment practices.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Tenet’s policies on business conduct. Retaliation against any employee who in good faith seeks advice, raises a concern, reports misconduct, or provides information in an investigation is strictly prohibited. The full text of our Standards of Conduct is published in the “Our Commitment To Compliance” section under the “About Us” heading on our website at www.tenethealth.com. In addition, amendments to the Standards of Conduct and any grant of a waiver from a provision of the Standards of Conduct requiring disclosure under applicable SEC rules will be disclosed at the same location as the Standards of Conduct on our website at www.tenethealth.com.

As part of the program, we provide annual ethics and compliance training sessions to every employee as well as to our Board and certain physicians and contractors.

Quality, Compliance & Ethics Program Charter

We operate our ethics and compliance program pursuant to a Quality, Compliance & Ethics Program Charter, which has been approved by our QCE Committee. The Charter requires all Company employees and many of our contractors to:

•	Follow our Standards of Conduct.
•	Participate in annual ethics training and specialized compliance training tailored to the individual’s job duties.
•	Work with our hospital, corporate and business unit compliance teams to resolve issues of concern.
•

Contact the Tenet Ethics Action Line at 1-800-8ETHICS, via email or through our intranet website, to report any conduct that they believe in good faith to be an actual or apparent violation of Tenet’s policies.

Our Quality, Compliance & Ethics Program Charter may be found in the “Our Commitment To Compliance” section under the “About Us” heading on our website at www.tenethealth.com.

20

Corporate Governance and Board Practices

Certain Relationships and Related Person Transactions

Our written Standards of Conduct require all employees, including our executive officers and members of our Board, to report conflicts of interest and those situations in which there may be the appearance of a conflict of interest. The full text of our Standards of Conduct is published on our website at www.tenethealth.com, and a description of our policies on ethics and conduct can be found above. In the event that a related person transaction (as defined under the SEC rules) involving Tenet or its subsidiaries is identified, our policy is to require that any such transaction be reviewed and approved by the Governance Committee, which is comprised entirely of independent directors. Under SEC rules, a related person is a director, executive officer, nominee for director, or 5% shareholder of Tenet, and their immediate family members. There were no “related person” transactions that require disclosure under the SEC rules since the beginning of our last completed fiscal year.

Communications with the Board of Directors by Shareholders and Other Interested Parties

Shareholders may communicate with the Board of Directors by email to boardofdirectors@tenethealth.com or by writing to the Board in care of the Corporate Secretary, Tenet Healthcare Corporation, 14201 Dallas Parkway, Dallas, Texas 75254. Shareholder communications will be reviewed internally to determine if the shareholder’s concern can best be addressed by referral to a Tenet department, such as Investor Relations. All other communications will be referred to the Corporate Secretary, who will determine if the communication should be brought to the attention of the full Board, the Chairman of the Board or a particular Board committee or Board member.

Other interested parties may make their concerns known to our non-employee directors by following the procedures for reporting concerns to the Audit Committee set forth in our Corporate Governance Principles, which are available under the “Governance” heading in the “For Investors” section on our website at www.tenethealth.com.

2020 PROXY STATEMENT	21

Director Compensation

The HR Committee reviews our non-employee director compensation programs each year with the assistance of the HR Committee’s independent compensation consultant. The Board considers any changes recommended by the HR Committee following its review. The Board has not increased director compensation levels or otherwise made changes to the program since 2015.

Employee directors do not receive any compensation for their service as a director. All 2019 compensation for our Executive Chairman and Chief Executive Officer is shown in the 2019 Summary Compensation Table on page 48.

Our 2019 annual compensation program for non-employee directors was structured as follows:

Annual Compensation Element	Amount
Annual Cash Retainer	$95,000
Annual Grant of Restricted Stock Units (RSUs)	$175,000
Annual Committee Chair Cash Retainers:
• Audit Committee	$25,000
• Human Resources Committee	$20,000
• Nominating and Corporate Governance Committee	$15,000
• Quality, Compliance & Ethics Committee	$15,000
Annual Retainer for Lead Director or Non-Executive Chair:
• Cash Fee	$150,000
• Additional Grant of RSUs	$50,000

Non-employee directors also receive $2,000 per committee meeting attended and for Board meetings receive:

•	no fee for the first seven Board meetings each year; and
•	for additional meetings, $3,000 per in-person meeting and $1,500 per telephonic meeting attended.

A newly appointed director receives an initial grant of RSUs valued at $65,000 and a prorated annual RSU grant. All annual cash fees are prorated for partial year service. Directors are reimbursed for any travel expenses and other out-of-pocket costs incurred while attending meetings.

22

Director Compensation

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)		Total ($)
Lloyd J. Austin, III	127,500	175,002		302,502
James L. Bierman	132,500	175,002		307,502
Richard W. Fisher	125,500	175,002		300,502
Meghan M. FitzGerald	117,500	175,002		292,502
Brenda J. Gaines(3)	133,392	175,002		308,394
Edward A. Kangas(3)	118,126	175,002		293,128
J. Robert Kerrey	283,289	225,009		508,298
Christopher S. Lynch	49,691	193,521	(4)	243,212
Richard J. Mark	124,000	175,002		299,002
Tammy Romo	131,237	175,002		306,239
Nadja Y. West	25,943	164,280	(5)	190,223

(1)

Amounts shown in this column reflect the grant date fair value, computed in accordance with FASB ASC Topic 718, of RSU awards granted under our stock incentive plan. Assumptions used in the calculation of these amounts are discussed in the footnotes below and/or in Note 10 to our consolidated financial statements for the year ended December 31, 2019 included in our Annual Report on Form 10-K.

(2)

The amounts shown in this column reflect annual RSU grants applicable to the 2019-2020 board service year valued at approximately $175,000 (prorated for partial-year service in the cases of Mr. Lynch and Dr. West). We calculated the grant date fair value of these RSUs based on the NYSE closing price per share of our common stock on such date, adjusted for a discount for illiquidity of approximately 24% to reflect the mandatory post-vest holding period applicable to the 2019 annual awards. On May 3, 2019, based on the NYSE closing price of $21.40 per share of our common stock (adjusted as described in the preceding sentence), each non-employee director then serving was granted 10,817 RSUs under the program, and Senator Kerrey was granted an additional 3,091 RSUs in respect of his service as Lead Director.

(3)	Ms. Gaines and Mr. Kangas ended their terms of service as directors on November 7, 2019, and their cash fees were prorated as applicable.

(4)

Upon joining the Board in August 2019, Mr. Lynch was granted an initial stock award of 3,003 RSUs and a prorated annual director grant of 7,978 RSUs applicable to the 2019-2020 board service year. These grants were based on the NYSE closing price of $21.65 per share of our common stock on August 30, 2019 and, in the case of the prorated annual grant, also reflected the discount for illiquidity to reflect the mandatory post-vest holding period applicable to the 2019 annual director awards. The initial stock grant is not subject to the mandatory post-vesting holding period.

(5)

Upon joining the Board in October 2019, Dr. West was granted an initial stock award of 2,566 RSUs and a prorated annual director grant of 5,279 RSUs applicable to the 2019-2020 board service year. These grants were based on the NYSE closing price of $25.34 per share of our common stock on October 31, 2019 and, in the case of the prorated annual grant, also reflected the discount for illiquidity to reflect the mandatory post-vest holding period applicable to the 2019 annual director awards. The initial stock grant is not subject to the mandatory post-vesting holding period.

Compensation Plans Applicable to Directors

Stock Incentive Plans

Each non-employee director receives an annual award under our stock incentive plan of RSUs that is meant to compensate the director for service on the Board beginning on the date of that year’s annual shareholders meeting and ending on the date of the following year’s annual shareholders meeting. These grants are typically made on the first business day following the annual shareholders meeting and vest immediately on the grant date. A mandatory post-vest holding period of three years is applied to these annual RSU awards, which are settled in shares of our common stock on the third anniversary of the date of grant (unless deferred under the Special RSU Deferral Plan, discussed below).

On the last trading day of any month in which a new non-employee director is elected to the Board, the director receives a grant of that number of RSUs equal to $65,000 divided by the NYSE closing price per share of our common stock on the date of the grant. These one-time awards vest immediately on the grant date and are settled in shares of our common stock within 60 days of the termination of the director’s service on the Board.

Special RSU Deferral Plan

We adopted the Special RSU Deferral Plan to permit directors to defer the settlement of their annual RSU grants under our stock incentive plan for a period of five years as provided under the terms of the award agreement. In the event of a change of control of the Company, the RSUs will be settled on the subsequent deferral date irrespective of whether the underlying award agreement would provide for earlier settlement by reason of such change in control. As of the record date, none of our current directors have elected to defer settlement of RSU grants pursuant to the terms of the Special RSU Deferral Plan.

2020 PROXY STATEMENT	23

Director Compensation

2006 Deferred Compensation Plan

Under our 2006 Deferred Compensation Plan (DCP), directors and eligible employees may defer all or a portion of their compensation paid during a given calendar year. For directors, compensation is defined as cash compensation from retainers, meeting fees and committee fees. Senator Kerrey was the only non-employee director who participated in the DCP in 2019. A more complete description of the DCP can be found under “Nonqualified Deferred Compensation—Deferred Compensation Plan” beginning on page 55.

Director Stock Ownership and Retention Requirements

The Board has adopted stock ownership and retention requirements that require each non-employee director with more than one year of service on the Board to own shares of our stock. In addition, each non-employee director is required to own shares of our stock with a value equal to five times the annual cash retainer within five years after the date on which the director joins the Board. Directors who have not satisfied their ownership requirements must retain 100% of any “net shares” received upon the exercise of stock options and the vesting of restricted stock or RSUs until such time as the requirements are met. For this purpose, “net shares” means the number of shares received upon exercise of stock options or upon vesting of restricted stock or RSUs less the number of shares sold or deducted to pay the exercise price (in the case of options), withholding taxes and any brokerage commissions. A detailed discussion of these requirements can be found under “Stock Ownership and Retention Requirements” beginning on page 45. As of the record date, all of our non-employee directors were in compliance with the requirements or within the applicable period to come into compliance.

24

Executive Officers

Biographical information for the executive officers of the Company is set forth below. Biographical information for Ronald A. Rittenmeyer can be found under “Nominees for Election to the Board of Directors” on page 5.

Audrey T. Andrews, Executive Vice President, General Counsel and Corporate Secretary

Ms. Andrews, 53, was appointed Tenet’s General Counsel in January 2013 and Executive Vice President in March 2019. In this capacity, she oversees the law department and government relations for Tenet, USPI and Conifer. Ms. Andrews was also appointed Corporate Secretary in March 2020. Ms. Andrews previously held the title of Senior Vice President from January 2013 to February 2019. From July 2008 through December 2012, she served as Senior Vice President and Chief Compliance Officer and, prior to that, served as Vice President and Chief Compliance Officer from November 2006. She joined Tenet in 1998 as hospital operations counsel. Ms. Andrews earned her law degree and her bachelor’s degree in government, both from the University of Texas at Austin. She is a member of the American and Texas Bar Associations and the American Health Lawyers Association.

Paola M. Arbour, Executive Vice President and Chief Information Officer

Ms. Arbour, 56, was appointed Tenet’s Chief Information Officer in May 2018 and Executive Vice President in March 2019. In this capacity, Ms. Arbour oversees the leadership and strategic direction for Tenet’s information technology (IT) systems and identifies opportunities to support the company’s expansive care network through the application of digital technology, data and automation and customer experience. Ms. Arbour previously held the title of Senior Vice President from May 2018 to February 2019. Prior to Tenet, Ms. Arbour served as President at ProV International from November 2017 to April 2018, Vice President Services Global Delivery at ServiceNow from July 2016 to September 2017, and as Vice President of Service Delivery at Dell Services from December 2010 to April 2016. From 1985 to 2009, Ms. Arbour held several leadership roles within IT operations at Electronic Data Systems – both at the company’s headquarters and also in London and Frankfurt. Ms. Arbour earned her bachelor’s degree in telecommunications arts and sciences from Michigan State University.

Daniel J. Cancelmi, Executive Vice President and Chief Financial Officer

Mr. Cancelmi, 57, was appointed Tenet’s Chief Financial Officer in September 2012 and Executive Vice President in March 2019. He previously served as Senior Vice President from April 2009, Principal Accounting Officer from April 2007 and Controller from September 2004. Mr. Cancelmi was a Vice President and Assistant Controller at Tenet from September 1999 until his promotion to Controller. He joined the Company as Chief Financial Officer of Hahnemann University Hospital. Prior to that, he held various positions at PricewaterhouseCoopers, including in the firm’s National Accounting and SEC office in New York City. Mr. Cancelmi is a certified public accountant licensed in the states of Florida and Texas who received his bachelor’s degree in accounting from Duquesne University in Pittsburgh. He is also a member of the American and Florida Institutes of Certified Public Accountants and the Texas Society of Certified Public Accountants.

Howard B. Hacker, Executive Vice President and Chief Compliance Officer

Mr. Hacker, 48, was appointed Tenet’s Chief Compliance Officer in May 2016 and Executive Vice President in March 2019. In this capacity, he is responsible for overseeing the ethics and compliance programs for the Tenet enterprise, reporting directly to the Quality, Compliance and Ethics Committee of Tenet’s board of directors. Mr. Hacker previously held the title of Senior Vice President from May 2016 to February 2019. Mr. Hacker joined Tenet after more than a decade at Pfizer Inc., where he had served in various legal and compliance leadership positions since May 2004. Prior to Pfizer, Mr. Hacker worked for the law firms of Jones Day and Akin Gump Strauss Hauer & Feld, where he specialized in securities law and mergers and acquisitions. Mr. Hacker earned his law degree from the University of Texas at Austin and his bachelor’s degree in Russian and history from Washington University in St. Louis.

Sandra R.A. Karrmann, Executive Vice President and Chief Human Resources Officer

Ms. Karrmann, 54, was appointed Senior Vice President and Chief Human Resources Officer for the Tenet enterprise in November 2017 and Executive Vice President in March 2019. In this capacity, she is responsible for providing leadership and oversight for labor relations, talent development, culture and performance systems, compensation, employee benefits and related matters. She previously held the title of Senior Vice President at Tenet from November 2017 to March 2019. Ms. Karrmann joined the Company as Senior Vice President and Chief Human Resources Officer for USPI in January 2013. Before joining USPI in 2013, Ms. Karrmann served in several leadership roles at various companies, including Chief People Officer for Yum! Restaurants

2020 PROXY STATEMENT	25

Executive Officers

International and Pizza Hut US from August 2007 to June 2012. She also served as the Executive Vice President and CHRO for Meritage Homes Corporation from December 2005 to August 2007. Prior to that, she served in a number of positions with increasing responsibility over nearly 13 years with PepsiCo, including her last role as vice president of HR for the sales division of Frito-Lay North America. Ms. Karrmann completed her bachelor’s degree in psychology and communications from the University of Michigan and her MBA in finance from the University of Southern California.

Marie Quintana, Executive Vice President of Communications and Chief Marketing Officer

Ms. Quintana, 63, was appointed Tenet’s Chief Marketing Officer in May 2018 and Executive Vice President of Communications in March 2019. Ms. Quintana previously held the title Senior Vice President from May 2018 to February 2019. Under her leadership, Tenet activated its first integrated national marketing campaign, driving strong results in brand recognition and awareness. She also serves as chair of the Tenet Healthcare Foundation and is a director on the Governing Board of the Detroit Medical Center, which is operated by Tenet. Prior to joining Tenet, Ms. Quintana spent 14 years at PepsiCo where she held the positions of Senior Vice President of Sales and Marketing from March 2005 to April 2012, Vice President of Global IT Strategy from July 2003 to March 2005, and Vice President of Technology from October 1998 to July 2003. Ms. Quintana earned her bachelor’s degree from Louisiana State University and her master’s degree from Tulane University. She co-founded the PepsiCo Women of Color Alliance, which was awarded the Catalyst Award in 2007. She is a past founding board member of the Network of Executive Women. She has also been named one of the Top 50 Hispanic Women in Business by Hispanic Business Magazine and one of the Top 50 Women in Grocery by Progressive Grocer. She currently serves on the board of directors for Catholic Charities of Dallas.

Saumya (Saum) Sutaria M.D., President and Chief Operating Officer

Dr. Sutaria, 47, was appointed Tenet’s Chief Operating Officer in January 2019 and President in November 2019. In this capacity, he oversees all of Tenet’s acute care hospitals, hospital-affiliated outpatient facilities and physician practices and has direct responsibility for USPI and Conifer. Prior to joining the Company, Dr. Sutaria worked for McKinsey & Company for 18 years, most recently as a Senior Partner providing advisory support for hospitals, healthcare systems, physicians groups, ambulatory care models, integrated delivery, and government-led delivery, while also working with institutional investors in healthcare. He previously held an associate clinical faculty appointment at the University of California at San Francisco, where he also engaged in postgraduate training with a focus in internal medicine and cardiology. Dr. Sutaria received his bachelor’s degree in molecular and cellular biology and his bachelor’s degree in economics, both from the University of California, Berkeley, as well as his medical degree from the University of California, San Diego.

26

Securities Ownership

Securities Ownership of Management

The table below discloses the shares, options and other securities beneficially owned by our directors and director nominees, each of our NEOs, and our current directors and executive officers as a group, as of March 31, 2020 (unless indicated below otherwise). No director or current executive officer has pledged any shares of our common stock.

Name	Shares Beneficially Owned(1)
	Shares of Common Stock(2)		Options Exercisable Within 60 Days of March 31, 2020		Percent of Class as of March 31, 2020
Audrey Andrews	73,736		58,680		*
Paola Arbour	6,726		2,509	(3)	*
Lloyd J. Austin, III	18,729	(4)	-0-		*
James L. Bierman	31,103	(5)	-0-		*
Daniel J. Cancelmi	339,937		127,476		*
Richard W. Fisher	30,686	(6)	-0-		*
Meghan M. FitzGerald	24,882	(7)	-0-		*
J. Robert Kerrey	59,108	(8)	-0-		*
Christopher S. Lynch	10,981	(9)	-0-		*
Richard J. Mark	30,686	(6)	-0-		*
Keith B. Pitts	336,877	(10)	-0-		*
Ronald A. Rittenmeyer	448,996	(11)	408,526		*
Tammy Romo	45,663	(12)	-0-		*
Saumya Sutaria	49,413		-0-		*
Nadja Y. West	8,845	(13)	-0-		*
Current executive officers and directors as a group (17 persons)	1,205,292	(14)	610,966		1.7%

*	Less than 1%.

(1)	Except as indicated, each individual named has sole control as to investment and voting power with respect to the securities owned.

(2)

As noted below, the totals in this column for each non-employee director include RSUs granted under the terms of our stock incentive plans. These RSUs are settled in shares of our common stock either upon termination of service or upon the third anniversary of the date of grant.

(3)	Represents 2,509 RSUs granted under our stock incentive plans. These RSUs are scheduled to vest and settle in shares of our common stock on May 31, 2020.

(4)	Represents 18,729 RSUs granted under our stock incentive plans.

(5)	Represents 31,103 RSUs granted under our stock incentive plans.

(6)	Represents 30,686 RSUs granted under our stock incentive plans.

(7)	Includes 18,729 RSUs granted under our stock incentive plans.

(8)	Includes 36,336 RSUs granted under our stock incentive plans.

(9)	Represents 10,981 RSUs granted under our stock incentive plans.

(10)	Holdings for Mr. Pitts are reported as of August 31, 2019, the date that he ceased to be an executive officer of the Company.

(11)	Includes 15,000 shares held by Mr. Rittenmeyer’s spouse and 16,539 RSUs granted under our stock incentive plans during the period of time Mr. Rittenmeyer served as a non-employee director.

(12)	Includes 32,431 RSUs granted under our stock incentive plans.

(13)	Includes 7,845 RSUs granted under our stock incentive plans.

(14)	Includes RSUs granted to non-employee directors under our stock incentive plans.

2020 PROXY STATEMENT	27

Securities Ownership

Securities Ownership of Certain Shareholders

Based on reports filed with the SEC, each of the following entities owns more than 5% of our outstanding common stock as of the dates indicated below. We know of no other entity or person that beneficially owns more than 5% of our outstanding common stock.

Name and Address	Number of Shares Beneficially Owned		Percent of Class as of March 31, 2020
Glenview Capital Management, LLC 767 Fifth Avenue, 44th Floor New York, NY 10153	19,383,829	(1)	18.54%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	12,430,566	(2)	11.89%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	12,632,145	(3)	12.08%
Harris Associates L.P. 111 S. Wacker Drive, Suite 4600 Chicago IL 60606	6,184,292	(4)	5.92%

(1)

Based on a Schedule 13D/A filed with the SEC on August 15, 2019 by Glenview Capital Management, LLC and its named subsidiaries and affiliates (collectively, Glenview), and Lawrence M. Robbins, as of August 14, 2019, and additional information available to the Company as described in this footnote. Glenview Capital Management, LLC serves as an investment manager to various Glenview funds, and Mr. Robbins is the Chief Executive Officer of Glenview Capital Management. Glenview and Mr. Robbins reported shared voting and investment power with respect to all of the shares indicated above. The 19,383,829 shares includes 25,728 shares issuable by the Company upon settlement of the RSUs that were granted to former members of the Company’s Board who were employees of Glenview.

(2)

Based on a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group, Inc., on behalf of itself and its named subsidiaries and affiliates (collectively, Vanguard), as of December 31, 2019. Vanguard reported sole voting power with respect to 207,579 of the shares indicated above, shared voting power with respect to 13,156 of the shares indicated above, sole dispositive power with respect to 12,221,163 of the shares indicated above and shared dispositive power with respect to 209,403 of the shares indicated above.

(3)

Based on a Schedule 13G/A filed with the SEC on February 4, 2020 by BlackRock, Inc., on behalf of itself and its named subsidiaries and affiliates (collectively, BlackRock), as of December 31, 2019. BlackRock reported sole voting power with respect to 12,407,784 of the shares indicated above and sole dispositive power with respect to all of the shares indicated above.

(4)

Based on a Schedule 13G/A filed with the SEC on February 14, 2020 by Harris Associates L.P. (Harris), along with its general partner Harris Associates, Inc. (HAI), as of December 31, 2019. Harris and HAI reported sole voting power with respect to 3,989,481 shares and sole dispositive power with respect to all of the shares indicated above.

28

Compensation Discussion & Analysis

This CD&A describes our compensation programs and reviews compensation decisions for the following Named Executive Officers (NEOs) for 2019:

Named Executive Officer	Title

Ron Rittenmeyer	Executive Chairman and Chief Executive Officer (CEO)

Saum Sutaria	President and Chief Operating Officer

Dan Cancelmi	Executive Vice President and Chief Financial Officer

Audrey Andrews	Executive Vice President and General Counsel

Paola Arbour	Executive Vice President and Chief Information Officer

Keith Pitts	Former Vice Chairman(1)

(1)	Mr. Pitts served as Vice Chairman of the Company until his retirement on August 31, 2019.

The CD&A and Executive Compensation Tables are organized as follows:

CD&A Table of Contents

2020 PROXY STATEMENT	29

Compensation Discussion & Analysis

Overview

2019: Building on a Strong Foundation

In 2019, Tenet delivered strong financial and total shareholder return (TSR) results built on sustainable operational improvements, clear strategic direction and a cultural reset that has taken root throughout the enterprise. This growth is the result of an intense turnaround effort that began in late 2017 under the leadership of our Board and Executive Chairman and Chief Executive Officer (CEO), Ron Rittenmeyer. The changes over the past two-and-a-half years have built powerful momentum for long-term growth propelled by our mission: to provide quality, compassionate care in the communities we serve.

Operational Excellence

In 2019 we executed on all fronts, with measurable improvements in quality, safety and patient experience. All three of our business units met or exceeded financial growth targets. The clearest sign of success came from the patients: we delivered positive volume growth all four quarters in 2019, including the highest rate of improvement in over four years.

Strategic Repositioning

We continued to optimize our portfolio of assets. Last year we announced plans to divest two hospitals and further our commitment to build a leading specialty care platform with additional scale in the ambulatory surgery market. We also completed our strategic review of our Conifer business unit with the announcement that we are pursuing a spin-off of Conifer.

Cultural Reset

Management devoted significant energy and attention to building a “Culture of Accountability” across the organization, achieving its goal of embedding ownership and analytical rigor at every level. To further this development, in early 2020 we moved all three business units to a single corporate headquarters for the first time to reduce time to action and increase collaboration.

Refreshed Board

The changes underway at Tenet begin with the Board. Since our turnaround began in late 2017, 70% of our Board is new, and last year we added two energetic, highly skilled directors. The skillsets and viewpoint diversity in our boardroom help address the Company’s most significant risks and reach the Company’s strategic priorities.

Reduced Costs

Over the last three years, we have repeatedly set bold cost-cutting targets that we continue to meet. In 2019, we achieved $300 million in cumulative savings, and we are on track to reach our goal of $450 million through smarter decision-making processes across the enterprise that increase efficiency without sacrificing quality.

Upgraded Talent

We have upgraded senior management with new talent across the enterprise, headlined by the addition of Dr. Saum Sutaria as Chief Operating Officer in early 2019 and his elevation to President later in the year. At the same time, we have strengthened our approach to human capital management to ensure the Company develops future leaders.

30

Compensation Discussion & Analysis

Response to Shareholder Feedback

Shareholder feedback has shaped our pay-for-performance philosophy and continues to guide the HR Committee’s decisions. In 2017, the HR Committee broadly solicited shareholder input after a disappointing say-on-pay vote that informed revisions to our pay program. Our Board has continued this dialogue regarding our pay and governance practices in subsequent years to ensure that our target compensation levels, program design and pay delivery align with shareholder priorities. As a result, the Company has received greater than 90% approval from shareholders on its say-on-pay votes every year since 2017, including approximately 92% in 2019.

2019 Leadership Developments

Chief Executive Officer Compensation Background

Mr. Rittenmeyer’s compensation has been structured in progressive steps to reward his success in developing and executing Tenet’s turnaround strategy, while retaining him to ensure that the turnaround’s success is sustainable. Under his leadership, the Company has exceeded difficult near-term milestones, addressed significant legacy challenges, achieved meaningful progress toward a long-term strategy recast to better align with shareholder interests, and put in place a plan for future leadership succession. As Mr. Rittenmeyer has repeatedly demonstrated his strong performance, the Board has determined accordingly that it is in the best interest of Tenet’s shareholders to further extend his service as CEO, as summarized below.

Initial Interim Role (August 2017-February 2018)

Mr. Rittenmeyer began his leadership of Tenet as Executive Chairman in August 2017. He entered this role as a Tenet director with seven years’ experience serving on our Board, and at the same time the Board initiated a broader search for a permanent CEO. As a result, Mr. Rittenmeyer’s initial compensation for service in 2017 reflected the short-term transitionary nature of the position consisting of a $2.9 million annual salary, no cash bonus opportunity, and a $2.3 million performance-based (out-of-the-money) stock option.

2018 Employment Agreement (March 2018-February 2020)

After six months of strong initial performance, the Board engaged Mr. Rittenmeyer to serve as the Company’s CEO for the two-year period from March 2018 through February 2020 under an employment agreement (the Employment Agreement). The HR Committee set the target for Mr. Rittenmeyer’s annual total direct compensation at approximately the 25th percentile of our peers based on the belief that initial compensation for an incoming CEO should provide room for growth and with the expectation that, should the Employment Agreement be amended or extended, future compensation would be determined based on demonstrated results.

The Employment Agreement provided for a base salary of $1.2 million per year, an annual target bonus of 150% of salary, and $14 million in time-based long-term incentives, with $7 million granted in restricted stock units (RSUs) and $7 million in restricted cash because share availability under the stock plan was constrained. The long-term incentives vested in equal quarterly installments over the two-year term of the Employment Agreement, which reflected Mr. Rittenmeyer’s employment commitment. The long-term incentive grant was not performance-based because the employment commitment was limited, the turnaround strategy was still being formulated, and stock price recovery reflected in Mr. Rittenmeyer’s RSUs and earlier performance option grant was the primary performance focus. Due to a delay in granting Mr. Rittenmeyer’s RSUs, he initially received 51,146 fewer units than the HR Committee intended. As a result, the HR Committee subsequently granted Mr. Rittenmeyer these units in 2018 with a grant-date value of approximately $1.7 million. Under the Employment Agreement, Mr. Rittenmeyer is not covered by Tenet’s Executive Severance Plan.

2019 Employment Agreement Extension (March 2019-June 2021)

In February 2019, recognizing the considerable improvements Mr. Rittenmeyer had already implemented and the additional progress required to complete the Company’s turnaround, the Board approved an amendment to Mr. Rittenmeyer’s Employment Agreement (the 2019 Extension) that extended his term of service as CEO through June 2021.

Under the 2019 Extension, Mr. Rittenmeyer’s base salary and annual target bonus opportunity remained unchanged at $1.2 million and 150% of base salary, respectively. An award of RSUs valued at $16 million that vests in equal quarterly installments through the term of the 2019 Extension was granted to further align Mr. Rittenmeyer’s interests with those of shareholders and to reward continued turnaround performance reflected by Tenet’s stock price growth rather than setting goals

2020 PROXY STATEMENT	31

Compensation Discussion & Analysis

for a short, incremental performance period. The 2019 Extension also extended the duration of the non-competition and non-solicitation covenants to which Mr. Rittenmeyer is subject from 12 months following his termination of employment to two years.

Market-Competitive Pay with Market-Leading Performance in 2019

The HR Committee set Mr. Rittenmeyer’s 2019 target total direct compensation at approximately the median among the Company’s peers over his expected tenure leading the Company through June 2021. Meanwhile, in 2019 the Company outperformed its peers and the broader market as represented by the S&P 500, with Tenet’s annual total shareholder return in the 99th percentile of both groups.

The graphic below annualizes Mr. Rittenmeyer’s target total direct compensation for his term leading the Company through the end of the 2019 Extension on June 30, 2021. The HR Committee believes that annualizing the target amounts over the expected term provides a more holistic view of Mr. Rittenmeyer’s intended compensation package as compared to the SEC-required disclosure levels shown in the Summary Compensation Table on page 48, where long-term equity awards are reported entirely in the year of grant. The HR Committee granted Mr. Rittenmeyer’s long-term incentives up front to strongly link his potential pay delivery to Tenet’s turnaround results and continued success during this period.

2020 Employment Agreement Extension (February 2020-December 2022)

After the completion of the 2019 fiscal year, the Board evaluated the additional progress required to secure the Company’s transformation as well as the Company’s leadership succession plan. Considering Mr. Rittenmeyer’s extraordinary accomplishments in turning Tenet around and his continued importance in implementing the Company’s long-term strategic goals, the Board asked Mr. Rittenmeyer to extend his tenure leading the Company.

In February 2020, the Board approved an amendment to Mr. Rittenmeyer’s Employment Agreement (the 2020 Extension) to extend his term of service from June 2021 to December 2022. Under the 2020 Extension, Mr. Rittenmeyer’s base salary increased to $1.5 million per year and his annual target bonus opportunity as a percentage of base salary remained unchanged. Mr. Rittenmeyer also received an award of RSUs valued at $10 million to recognize his extended service period, which had not been contemplated in previous equity awards. The RSUs vest in equal quarterly installments through the term of the 2020 Extension.

The Board approved Mr. Rittenmeyer’s 2020 Extension at a regularly scheduled meeting before COVID-19 brought unprecedented challenges to the American healthcare industry and broader economy, while the HR Committee simultaneously approved other 2020 compensation decisions, as discussed under “2020 LTI Program Changes” on page 35 below. The Board and HR Committee continue to believe that these decisions reflect their commitment to aligning real earned compensation to

32

Compensation Discussion & Analysis

total shareholder return performance, recognizing that this is most relevant to our shareholders. In Mr. Rittenmeyer’s case, the $10 million of RSU grant value referenced above has declined by approximately 48% since grant and is currently valued at approximately $5.2 million of potential compensation value if it were earned at the closing price on our record date of March 31, 2020.

Planning for the Future

To facilitate a smooth transition and to promote stability in leadership, Mr. Rittenmeyer has agreed to serve in an advisory role to his successor over an additional two-year period following the end of his employment. Under this advisory arrangement, which will take effect when his term of service ends, Mr. Rittenmeyer will receive an annual retainer of $750,000, will remain eligible to participate in the Company’s health and welfare benefits programs, and will remain subject to restrictive covenants no less favorable to the Company than those set forth in the Employment Agreement.

Creation of Enterprise-Wide COO Role

The Board maintains and regularly evaluates a strong leadership succession plan. Over the past year, several steps have been taken to ensure that the Company has the appropriate leadership structure and a clear succession process with internal candidates being developed for future key promotions.

As discussed in last year’s Proxy Statement, in January 2019, Mr. Rittenmeyer and the Board appointed Saumya (Saum) Sutaria, M.D., as the Company’s Chief Operating Officer (COO). The appointment created a new position and restructured the Company’s senior leadership team so that Dr. Sutaria had direct responsibility for the Hospital business unit as well as the authority to design and implement enterprise-wide initiatives, particularly with respect to increased integration. This shift in leadership structure aligned with the Company’s broader transformation strategy and leveraged Dr. Sutaria’s clinical, operational and advisory experience accumulated over nearly 20 years working in complicated and diverse healthcare systems and related businesses as a Senior Partner at McKinsey & Company. Previously, Dr. Sutaria practiced medicine with a focus in internal medicine and cardiology.

Chief Operating Officer Employment Agreement

In connection with his appointment as COO, the Company entered into an employment agreement with Dr. Sutaria for an initial three-year term ending January 2022. In determining his compensation, the HR Committee considered his impressive record of achievements, exceptional knowledge of the healthcare industry and the cash compensation he was eligible to receive under the private partnership model at his then-current employer. Consistent with the HR Committee’s goals of paying executives at reasonable compensation levels that incentivize generating sustainable, long-term growth for shareholders, over the three-year period of his employment agreement Dr. Sutaria will receive target total direct compensation in the median annual range for comparable positions, consisting of:

•	Base Salary: $1,000,000 per year
•	Annual Incentive Plan: 100% of salary (at target) per year
•	Annual Long-Term Incentives: $4,000,000 in RSUs per year (vesting ratably over three years)

The HR Committee also approved a one-time buyout to Dr. Sutaria valued at $12,000,000, which was a make-whole award intended to replace the value forfeited and forgone earnings from his previous employer. This make-whole award was split between $7 million in RSUs and $5 million in restricted cash to provide for employment retention, as it vests in full upon the expiration of Dr. Sutaria’s initial three-year employment term. LTI awards to Dr. Sutaria are not subject to financial performance goals as part of this initial employment arrangement, which is designed to transition him to a public company compensation program from a private partnership model at his prior employer. Through the grant of RSUs, the Company’s stock price performance over the period will be reflected in ultimate pay delivery. Dr. Sutaria is subject to certain non-competition covenants for one year, and non-solicitation covenants for two years, following termination of his employment. Dr. Sutaria is not covered by Tenet’s Executive Severance Plan, and he received no other hiring inducements.

Promotion to President

On November 12, 2019, the Company announced that Dr. Sutaria had been promoted to President and COO in recognition of his proven leadership, strategic vision and ability to drive operational and financial improvements. In this newly created role, Dr. Sutaria continues to be responsible for the Company’s Hospital business unit and assumed more direct responsibility for our USPI and Conifer business units. There were no changes to Dr. Sutaria’s compensation arrangements as a result of his promotion and these expanded responsibilities.

2020 PROXY STATEMENT	33

Compensation Discussion & Analysis

2020 Performance-Based LTI Award

On February 26, 2020, the HR Committee awarded Dr. Sutaria performance based RSUs valued at $1,000,000 in acknowledgement of his contributions to the Company’s success and to further align his long-term incentives with those of the Company’s shareholders. The award was granted on the same terms and three-year vesting schedule as the awards discussed under “2020 LTI Program Changes” on page 35 below.

Compensation Elements Link Pay with Performance

The following table outlines the primary components of our NEOs’ 2019 compensation packages (other than Mr. Rittenmeyer and Dr. Sutaria, as discussed above):

Element	Description	Purpose

Base Salary	• Fixed cash compensation set annually • Based on market data, individual performance, internal pay equity and the scope and complexity of the role	• Attracts and retains talented executives with competitive fixed pay

Annual Incentive Plan	• Compensation tied to achievement of annual performance goals • Award amount increases with executive’s level of influence on business outcomes and reflects individual performance	• Motivates and rewards executives for meeting annual goals that drive long-term growth • Challenging, objective performance metrics set annually based on Company’s business plans

Long-Term Incentive Compensation

Performance - Stock Options

•  Vest only if stock price increases 25% from grant date and remains at or above that level for 20 consecutive trading days

•  If performance condition is not met within three years following grant, 100% of the options are forfeited

• Requires sustained increase in the Company’s stock price for executives to realize any value • Strongly incentivizes executives to deliver meaningful growth directly to shareholders

Performance - Based Cash

•  Awards cliff vest in three years based on performance against pre-determined goals measured over cumulative three-year performance period

•  Cash payments conserve equity usage and provide liquidity to insiders who are often precluded from selling stock

Focuses executives on creating long-term shareholder value Rigorous goals are set for Adjusted EPS*, Adjusted Free Cash Flow Less Cash NCI and Relative Total Shareholder Return (TSR) to align with the Company’s long-term success

Time-Based RSUs	• RSUs vest ratably over three years	• Aligns economic interests of executives and shareholders through equity ownership • Encourages retention and subject to forfeiture in the event executive terminates employment

*	See Appendix A for definition of Adjusted EPS.

34

Compensation Discussion & Analysis

2020 LTI Program Changes

The HR Committee undertook a holistic review of our executive compensation program design in 2020 and determined that changes to the LTI design were appropriate to further encourage sustained value creation for shareholders and simplify our equity compensation structure. Beginning in 2020, LTI compensation for executive officers other than Mr. Rittenmeyer and Dr. Sutaria will be entirely in RSUs, comprised of 50% time-based awards vesting ratably over three years and 50% performance-based awards earned over a three-year period. The HR Committee believes that a simplified equity-only program provides stronger alignment of management’s incentives with shareholder interest. In its review, the HR Committee considered peer group and other market data, emerging best practices, the availability of shares under Company plans and the retention value of LTI compensation.

Best Practices Support Strong Compensation Governance

We maintain the following best practices to ensure our governance of executive compensation reflects our pay-for-performance philosophy and aligns the interests of our executives and shareholders.

What We Do
Active engagement with investors	Independent compensation consultant
Emphasis on pay-for-performance	Clawback provisions for all performance-based compensation
Significant stock ownership and retention requirements	Double-trigger change-in-control benefits

What We Don’t Do
Ø No excise tax gross-ups on change-in-control severance benefits	Ø Directors and executive officers cannot hedge or pledge Company securities
Ø No excessive perquisites	Ø No repricing of underwater stock options

2020 PROXY STATEMENT	35

Compensation Discussion & Analysis

Detailed Description and Analysis

2019 Compensation Decisions

Base Salary

Base salary provides our NEOs with a fixed base annual income and helps us attract and retain high-performing executives. The HR Committee sets NEO salaries each year considering individual performance reviews, internal pay equity considerations, the scope and complexity of the executive’s role and an assessment of peer group and market survey data provided by our independent compensation consultant. None of our NEOs received base salary increases in 2019.

Named Executive Officer	2019 Annual Base Salary
Ron Rittenmeyer	$1,200,000
Saum Sutaria	$1,000,000
Dan Cancelmi	$ 618,000
Audrey Andrews	$ 550,000
Paola Arbour	$ 500,000
Keith Pitts(1)	$ 925,000

(1)	Mr. Pitts served as Vice Chairman of the Company until his retirement on August 31, 2019.

Annual Incentive Plan

Our AIP provides annual cash incentives to our executives that drive financial, operational and individual performance. The program is designed to motivate executives to meet objectives that matter to our investors and align with the Company’s long-term strategy. To that end, the HR Committee selects financial and operational metrics that our executives directly influence with challenging targets so that, in order to pay out, the Company must meet the goals communicated to shareholders. Beginning in 2018, the HR Committee added an individual performance component to focus directly on the contributions of each NEO and to reflect performance on qualitative factors like leadership and promotion of Company values.

36

Compensation Discussion & Analysis

2019 Target Annual Incentive Award Levels for Named Executive Officers

In 2019, the HR Committee approved the following target bonus award levels for each NEO, none of which were increased relative to the prior year.

Named Executive Officer	Target Award Relative to Base Salary
Ron Rittenmeyer	150%
Saum Sutaria	100%
Dan Cancelmi	100%
Audrey Andrews	75%
Paola Arbour	75%
Keith Pitts	100%

2019 AIP Performance Metrics and Results

Funding for the 2019 AIP pool was based on the Company’s total annual Adjusted EBITDA (weighted 70%) and Adjusted Free Cash Flow Less Cash Payments to Noncontrolling Interests (Adjusted Free Cash Flow Less NCI) (weighted 30%). Payout of these metrics can range from 0% to 200% depending on performance.

The HR Committee selected Adjusted EBITDA as the most significant metric because it is the primary measure used by financial analysts and investors to judge the Company’s financial performance. The HR Committee selected Adjusted Free Cash Flow less NCI as a metric because it captures the Company’s ability to sustainably generate cash that can be used for the Company’s long-term strategic goals, including acquisitions, investing in joint ventures, or repurchasing outstanding equity or debt securities, as well as other general corporate purposes. Furthermore, free cash flow generation allows the Company to fund growth without raising additional debt and can also be used to retire existing indebtedness, both of which enhance long-term shareholder value. Given the importance of Adjusted Free Cash Flow less NCI to both short-term and long-term value creation for shareholders, the HR Committee decided to use it in both the 2019 AIP and LTI programs.

Metric	Threshold Level	Target Level	Maximum Level	Actual Performance	Percentage of Target	Calculated Payout
Adjusted EBITDA(1)	$2.575 billion	$2.700 billion	$2.825 billion	$2.706 billion	104.7%	73.3
Adjusted FCF less NCI(2)	$312 million	$372 million	$522 million	$452 million	153.7%	46.1
Funding Pool						119.4% of Target

(1)	See Appendix A for definition of Adjusted EBITDA.

(2)	Adjusted Free Cash Flow (see Appendix A for definition) minus cash distributions paid to NCI reflected on the Company’s consolidated statements of cash flow.

Individual Performance Modifiers

After completion of the fiscal year, the HR Committee undertakes a robust individual performance review for our executive officers. These reviews allow the HR Committee to incorporate into the AIP program certain quantitative and qualitative elements tailored specifically to each executive’s role and circumstances. The result is an individual performance multiplier applied to the calculated AIP amount that can range from 0% to 150%. The ratings are calibrated across the entire Company to ensure the AIP funding pool remains fixed.

For the CEO, the HR Committee gathers feedback from select members of management as well as a CEO self-evaluation and discusses the performance of the CEO with the other independent members of the Board in executive session. For reviews of other executive officers, the CEO provides the HR Committee a detailed evaluation and recommendation based in part on a self-assessment completed by each executive officer.

2020 PROXY STATEMENT	37

Compensation Discussion & Analysis

The HR Committee applied the following performance modifiers for our NEOs based on the material factors provided below:

Named Executive Officer	Individual Performance Multiplier	Performance Review Summary
Mr. Rittenmeyer	150%

•  Under Mr. Rittenmeyer’s leadership in 2019, Tenet delivered strong financial results and took critical steps toward sustainable operational, strategic and financial improvements.

•  Mr. Rittenmeyer was relentlessly focused on enhancing Tenet’s workforce. In 2019, he brought in exceptional talent to senior management across the enterprise and built out a “Culture of Accountability” with increased ownership and analytical rigor.

•  Mr. Rittenmeyer also built trust with stakeholders across the organization, particularly with investors after delivering market-leading stock price growth in 2019.

Dr. Sutaria	145%

•  Dr. Sutaria quickly immersed himself in the Company and led a significant turnaround in hospital operations performance, with improvement in admissions, operational controls, quality and talent.

•  Dr. Sutaria has inspired confidence among the Board and throughout the organization by clearly articulating a strategic vision and demonstrating a passion for change that is instrumental in driving effective shifts in leadership, decision-making and focus across the Company.

Mr. Cancelmi	125%

•  Mr. Cancelmi’s leadership was pivotal to Tenet’s strong financial performance in 2019, particularly in driving exceptional results in the fourth quarter, as well as continued cost control.

•  Mr. Cancelmi proactively addressed the Company’s capital structure in 2019, refinancing all significant debt with near-term maturities to improve the Company’s financial health, reduce interest expense and increase liquidity.

Ms. Andrews	115%

•  Ms. Andrews made key strategic contributions while further streamlining internal and external legal support in 2019 to improve efficiency and execution.

•  Ms. Andrews’ leadership was central to the successful resolution of several significant legal matters in 2019, including litigation matters and government investigations.

Ms. Arbour	125%

•  Ms. Arbour drove key enhancements in 2019 to the Company’s information management systems that have improved productivity, interoperability, security, and user experience.

•  Ms. Arbour delivered improved risk management with stronger cybersecurity protocols, disaster recovery response and business continuity measures.

•  Ms. Arbour restructured two long-term, strategic partnerships in 2019 to improve care delivery, streamline costs and leverage Tenet’s infrastructure for better data analytics.

Mr. Pitts	100% (no change)

•  Mr. Pitts made important contributions to the Company in 2019, including his leadership of the Company’s exploration of strategic alternatives for the Conifer business unit.

•  Mr. Pitts’ performance was evaluated based on his performance until his retirement in August 2019.

38

Compensation Discussion & Analysis

The table below shows target and actual AIP awards earned by each NEO for 2019.

Named Executive Officer	Target AIP Payout	Calculated AIP Payout	Individual Performance Multiplier	2019 Actual AIP Payout
Ron Rittenmeyer	$1,800,000	$2,149,200	150%	$3,223,800
Saum Sutaria	$1,000,000	$1,194,000	145%	$1,731,300
Dan Cancelmi	$618,000	$737,892	125%	$922,365
Audrey Andrews	$412,500	$492,525	115%	$566,404
Paola Arbour	$375,000	$447,750	125%	$559.688
Keith Pitts(1)	$736,300	$736,300	100%	$736,300

(1)	The AIP payout for Mr. Pitts was prorated in accordance with Company policy as a result of his retirement effective August 31, 2019.

Long-Term Incentive Compensation

The HR Committee structured our LTI compensation to promote retention and sustained value creation at Tenet. In 2019, for all our NEOs other than Mr. Rittenmeyer and Dr. Sutaria, whose LTI compensation is described above under “2019 Leadership Developments”, we carried forward a program we implemented over the course of 2016 and 2017 that reflected significant shareholder feedback. Our 2019 program design encourages meaningful share price improvement, motivates our executives to meet challenging business goals aligned with the Company’s long-term strategy, limits Company share dilution, and has our executives share directly with shareholders in the financial performance of the Company. Two thirds of the total target LTI award is at-risk and requires achievement of rigorous performance goals over a three-year period before value is received. As discussed above in “2020 LTI Program Changes”, the HR Committee has changed the design of our 2020 LTI program to further encourage sustained value creation for shareholders and simplify our equity compensation design.

2020 PROXY STATEMENT	39

Compensation Discussion & Analysis

Long-Term Incentive Compensation

Performance-based stock options vest three years from the date of grant only if the Company’s stock price increases at least 25% from the grant-date price for 20 consecutive trading days during the period. These options incentivize senior management to deliver sustained stock price improvement directly to shareholders.

Performance-based cash awards vest based on the Company’s achievement of the three equally-weighted performance goals below measured over three years, with payouts ranging from 0% - 200% of target level based on Company results. Settling these awards in cash helps manage share utilization under our Stock Incentive Plan.

Time-based RSUs vest ratably over three years. Granting stock-settled units to senior management directly aligns executive and shareholder interests while the time-based vesting encourages retention.

LTI Performance Metrics

Adjusted Earnings Per Share	Adjusted Free Cash Flow Less NCI	Relative Total Shareholder Return

• Key metric for our shareholders because our Adjusted Earnings drives share price performance. • Measures the Company’s per- share profitability, excluding certain gains and losses.

•  Sustained cash flow generation allows the Company to fund objectives important to the Company’s long-term strategy without raising additional debt.

•  Measures the Company’s ability to generate cash flows from operations that can be used for acquisitions, capital expenditures or repaying debt.

•  Comparing the Company’s share price performance to its direct competitors targets management’s ability to drive distinctive business and financial performance in the marketplace.

•  Measures the Company’s shareholder return (i.e., share price appreciation plus dividends) against its three direct publicly traded competitors: Community Health Systems, HCA Healthcare and Universal Health Services.

Rigor of Performance Goals

In establishing target, threshold and maximum performance levels for our performance-based cash awards, the HR Committee considers annual and longer-term growth rates that the Company discloses to shareholders, as well as the consensus of analyst estimates and business-planning projections. The HR Committee sets the target amounts at demanding levels that require NEOs to achieve significant improvement each year of the performance period. For Relative TSR, the threshold, target and maximum payout levels are met by the Company placing third, second and first, respectively, among the direct peer group. Evidence of the HR Committee’s highly rigorous approach to goal setting is apparent in the below-target payout under the 2017 annual LTI awards discussed below.

40

Compensation Discussion & Analysis

Consistent with the practices of many other public companies, the Company has concluded that pre-disclosure of specific long-term financial performance goals could cause competitive harm to the Company and may be interpreted as guidance by some shareholders. As has been Tenet’s practice, specific goals will be disclosed after the respective performance period is completed and the information is no longer sensitive from a competitive perspective.

2019 LTI Grant Values for Named Executive Officers

The following table summarizes the total target grant value of LTI awards granted in February 2019 to each of our NEOs participating in our 2019 LTI program. Considering his anticipated retirement, Mr. Pitts did not participate in 2019 LTI awards. LTI Compensation for Mr. Rittenmeyer and Dr. Sutaria is described above under “2019 Leadership Developments.”

Named Executive Officer	Performance Cash(1)	Performance Stock Options(2)	Time-Based RSUS(3)	Total 2019 LTI Grant Value
Dan Cancelmi	$766,667	$766,674	$766,694	$2,300,034
Audrey Andrews	$500,000	$500,012	$500,004	$1,500,016
Paola Arbour	$266,667	$266,674	$266,690	$800,031

(1)	Assumes target level performance.

(2)

Fair value of these options was calculated using a Monte Carlo simulation; material assumptions used in such calculation are discussed in Note 10 to our consolidated financial statements for the year ended December 31, 2019 included in our Annual Report on Form 10-K.

(3)	Value is based on the NYSE closing price per share of our common stock on the date of grant (February 27, 2019: $28.26).

Results of 2017 LTI Awards

The performance cash LTI awards granted in March 2017 had a performance period of three years with performance measured across three equally weighted performance metrics as set forth in the table below (achievement at target on any metric would result in 33.3% of the total payout). Three of our 2019 NEOs—Ms. Andrews, Mr. Cancelmi and Mr. Pitts—received these grants, which vested in February 2020 following the HR Committee’s certification of the Company’s achievement under the performance metrics.

The following table shows the Company’s results under each of the applicable performance metrics measured over the three-year period ended December 31, 2019.

2017 LTI Performance Metric	Threshold		Target		Maximum		Actual Performance		Calculated Payout
Adjusted Earnings per Share	$6.04		$7.04		$8.04		$5.35		0.00
Adjusted Free Cash Flow less NCI	$1.864 billion		$2.164 billion		$2.464 million		$1.130 million		0.00
Relative total shareholder return	4	th	3	rd	1	st	1	st	66.67
Total Pay Delivery									66.67% of Target

The Compensation Process

Role of the Human Resources Committee

The HR Committee is comprised entirely of independent directors and makes all compensation decisions regarding our NEOs. The HR Committee considers input from (i) the other independent members of our Board of Directors, (ii) the Company’s shareholders and (iii) its independent compensation consultant. In the case of NEOs other than the CEO, the HR Committee also considers input and recommendations from the CEO. The HR Committee’s decisions regarding compensation of our NEOs are made outside the presence of these officers. The HR Committee is also responsible for approving our executive compensation program and general compensation policies, all new or materially amended broad-based compensation plans and the performance measures used in our executive compensation programs.

2020 PROXY STATEMENT	41

Compensation Discussion & Analysis

Independent Compensation Consultant

The HR Committee has retained Frederic W. Cook & Co. (the “Consultant”) as its independent consultant to assist the Committee with its duties. In 2019, the Consultant participated in or provided input with respect to all meetings of the HR Committee and regularly communicated with the Committee Chair and the Lead Director. This year, the Consultant’s services included:

•	Providing market data, industry trends and competitive analysis relative to our peers.
•	Advising on the key elements of our executive compensation plans and policies.
•	Reviewing our compensation peer group and suggesting changes, if warranted.
•	Advising on the terms of the 2019 Stock Incentive Plan.
•	Providing recommendations on the structure and competitiveness of compensation for our CEO and COO.

Subject to the approval of the HR Committee, the Consultant meets with members of management to review management’s proposed compensation recommendations to the Committee, discuss compensation trends and best practices, and review Company compensation data. Any material information provided to management by the Consultant is disclosed to the HR Committee.

To safeguard the independence of the Consultant:

•

The HR Committee retains the Consultant, determines the terms and conditions of the Consultant’s engagement and has the sole authority to approve the Consultant’s fees and other retention terms or to terminate the engagement.

•	The Consultant reports directly to the HR Committee and has direct access to the Committee Chair during and between meetings.
•

The Consultant provides no services to the Company or management, except as related to executing the provisions of the HR Committee Charter, and with the knowledge and approval of the HR Committee Chair.

The HR Committee has assessed the independence of the Consultant pursuant to SEC and NYSE rules and concluded that no conflict of interest exists in connection with the Consultant’s service as an independent advisor to the Committee.

Benchmarking Against Peer Companies

Each year the HR Committee reviews market compensation practices to evaluate the competitiveness of the Company’s pay levels and program design. Given the small number of publicly held healthcare providers and competition with not-for-profit companies, the HR Committee relies on a blend of peer group and market survey data to survey market practices. The HR Committee uses the peer group to assess whether executive officer pay levels are aligned with Company performance on a relative basis and considers the “market median” to be a helpful benchmark in setting compensation levels for our executive officers.

2019 Peer Group

The Company currently has only three direct competitors that are publicly traded: Community Health Systems, Inc., HCA Healthcare, Inc. and Universal Health Services, Inc. As a result, in 2018 the HR Committee established an objective selection process that looked to related industry segments with companies approximating Tenet in revenues, enterprise value and number of employees to create a sufficiently large peer group. The selection process yielded 17 companies with similar business complexity.

Direct Peers • Community Health Systems • HCA Healthcare • Universal Health Services	Additional Peers • Aetna • Baxter International • Becton, Dickinson and Company • Boston Scientific • Cigna • DaVita • Envision Healthcare	• Genesis Healthcare • Humana • Kindred Healthcare • LabCorp • Quest Diagnostics • Stryker

42

Compensation Discussion & Analysis

The following chart illustrates Tenet’s size compared to the 2019 peer group median of revenues, enterprise value and number of employees, using data provided to the HR Committee by the Consultant in August 2018.

Market Survey Data

For 2019 compensation decisions, the HR Committee reviewed additional compensation data from the following third-party general-industry survey sources:

Survey	Targeted Annual Revenue of Companies Comprising Data Used by Consultant

2018 Aon Hewitt Total Compensation Measurement survey	$10 billion to $25 billion

2018 Willis Towers Watson U.S. Compensation Database survey	$10 billion to $20 billion

2018 FW Cook Long-Term Incentives survey	$19.2 billion

The Consultant compiles data from these surveys relating to compensation levels for Tenet executive officers against the compensation levels received by executives holding similar positions at other companies. The Consultant then presents the data to the HR Committee in aggregated form, and the identity of the companies comprising the survey data is not disclosed to, or considered by, the HR Committee in its decision-making process.

Other Compensation, Benefits and Considerations

Perquisites

Perquisites for our NEOs are limited and generally represent an immaterial element of our executive compensation program. They largely consist of life insurance premiums, Company contributions to retirement programs available to other senior officers, and personal use of Company aircraft.

Upon the recommendation of an independent, third-party security study, the Company also provides Mr. Rittenmeyer a car and personal security driver that he primarily uses for commuting and local business travel. The HR Committee does not consider these security costs as personal benefits because they serve a business purpose arising from his employment as CEO. However, the Company is required to disclose the unreimbursed incremental costs associated with the personal use of the Company-provided car, including commuting expenses, as well as the personal security driver. The amounts of these services are disclosed in the Summary Compensation Table on page 48. The security study also recommended Mr. Rittenmeyer use Company aircraft for both business and personal use to ensure his safety. Our aircraft usage policy requires Mr. Rittenmeyer to reimburse us for any personal use of the corporate aircraft above 75 hours per year and allows Mr. Rittenmeyer to approve limited personal use of Company aircraft by certain other Company executives. In 2019, Mr. Rittenmeyer’s personal use of the corporate aircraft totaled approximately 17 hours. The unreimbursed incremental cost of his and other NEO’s use is disclosed in the Summary Compensation Table on page 48.

2020 PROXY STATEMENT	43

Compensation Discussion & Analysis

The Company does not provide tax gross-ups to NEOs except to Mr. Rittenmeyer exclusively to cover personal income tax obligations due to imputed income for use of a Company-provided car for security purposes. We do not provide our NEOs with any other significant perquisites.

Executive Severance Plan

The Tenet Executive Severance Plan (ESP) applies to certain of our NEOs in addition to other senior managers and officers of the Company. The ESP provides cash severance and other benefits that vary by position level, consistent with market practice. ESP participants do not receive gross ups of excise taxes that may be incurred upon a change of control.

Each of the NEOs, other than Mr. Rittenmeyer and Dr. Sutaria, participates in the ESP. The severance periods for the Company’s NEOs under the ESP were determined by the HR Committee based on (1) past company practice, (2) competitive data provided by the Consultant regarding the severance periods in place for executives of similar-sized companies and other healthcare peers, and (3) the HR Committee’s analysis of the financial impact of various severance compensation scenarios on each of these executives and the Company.

Provisions in the ESP and related severance agreements regarding non-competition, confidentiality, non-disparagement and non-solicitation as a condition of receipt of severance benefits under the ESP remain in effect for at least the period during which the severed executive is entitled to receive severance payments.

A more detailed description of the ESP is contained in “Potential Payments Upon Termination or Change of Control” beginning on page 56.

Executive Retirement Programs

Certain of our NEOs participate in our frozen Supplemental Executive Retirement Plan (SERP), our Executive Retirement Account (ERA) and our Sixth Amended and Restated Tenet 2006 Deferred Compensation Plan (Deferred Compensation Plan, or DCP). These programs are designed to provide retirement benefits to participating management-level employees, whose retirement benefits under our tax-qualified programs are otherwise limited under provisions of the Internal Revenue Code. Additional information regarding these programs is provided in the narrative discussion following the 2019 Pension Benefits Table on page 53 and under “Nonqualified Deferred Compensation” beginning on page 55.

Employee Benefits

Our NEOs participate in the Company’s broad-based programs generally available to all employees, including our 401(k) Retirement Savings Plan, health and dental and various other insurance plans, including disability and life insurance. Also, in connection with the SERP, we provide additional life insurance and accidental death and dismemberment insurance as described under “Potential Payments Upon Termination or Change of Control—Death, Disability and Retirement” beginning on page 57. These benefits are consistent with providing a total pay program that is sufficiently competitive with our peer companies to attract and retain highly qualified personnel.

Tax Matters

Section 162(m) of the Internal Revenue Code (Section 162(m)) generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to certain “covered employees” in any single year. Prior to 2018, the HR Committee generally sought to structure our performance-based compensation elements in a manner intended, but not guaranteed, to qualify as “performance-based” for purposes of satisfying the conditions of an exemption to this limit on deductibility. For taxable years beginning after December 31, 2017, the Tax Cut and Jobs Act repealed this exemption from Section 162(m)’s deduction limit for all but certain grandfathered compensation arrangements that were in effect as of November 2, 2017. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and related regulations including the scope of relief for grandfathered arrangements, no assurance can be given that compensation awarded or paid in prior years and intended by the HR Committee to satisfy the requirements for deductibility under Section 162(m) will in fact be fully tax deductible. Notwithstanding the repeal of the “performance-based” compensation deduction pursuant to Section 162(m), the Company intends to continue subjecting a significant portion of the incentive compensation payable to our NEOs to the achievement of one or more performance metrics specified by the HR Committee.

44

Compensation Discussion & Analysis

Compensation Governance Practices

Stock Ownership and Retention Requirements

The Board has adopted stock ownership and stock retention requirements for our non-employee directors and all Company officers with the title of Senior Vice President and above, to further align such individual’s economic interests with those of our shareholders. The ownership requirements must be met within five years from the date on which an individual becomes a director or senior officer, with two-year extensions in the event of a promotion.

Each senior officer is required to own shares of our stock with a value equal to the following multiple of his or her base salary:

Executive Level	Market Value of Stock as a Multiple of Base Salary

Chief Executive Officer	6x

President or Chief Operating Officer	4x

Executive Vice Presidents	2x

Senior Vice Presidents	1x

Shares counted toward the stock ownership requirements include: (i) shares of common stock held of record or in a brokerage account by the individual or his or her spouse; (ii) unvested restricted stock or RSUs; and (iii) stock units credited under deferred compensation plans. Outstanding stock options do not count toward satisfaction of the ownership requirements.

If a director or senior officer does not meet the applicable ownership requirements, he or she must retain 100% of any “net shares” received upon the exercise of stock options and the vesting of restricted stock or RSUs until such time as the requirements are met. For this purpose, “net shares” means the number of shares received upon exercise of stock options or upon vesting of restricted stock or RSUs less the number of shares sold or deducted to pay the exercise price (in the case of options), withholding taxes and any brokerage commissions.

All NEOs who are current employees of the Company comply with these requirements. All senior officers are required to certify that they are in compliance with these guidelines prior to executing a sale of the Company’s common stock.

Equity Grant Timing and Stock Option Exercise Prices

Historically, we have made annual equity awards to NEOs and other employees during the first quarter of the year in connection with annual executive compensation decisions. In accordance with the terms of our equity plans, the grant date of these awards is the date the HR Committee approves the grant, which usually occurs at a meeting scheduled more than one year in advance.

We occasionally may grant equity awards, including stock options, to newly hired employees, employees who have been promoted, or for special recognition, retention or other purposes outside of the annual grant process. For equity grants awarded outside of the annual grant cycle, the grant date generally is the last trading day of the month of hire or approval. The exercise price for all stock options is the NYSE closing price per share of our common stock on the date of grant or on the immediately preceding trading day if the date of grant is not a trading day. HR Committee approval is required in all cases where the recipient of the equity grant is a NEO or other senior officer.

Prohibition on Hedging or Pledging Our Stock

Our insider trading policy prohibits any director, NEO or any other officer or employee subject to its terms (approximately 75 people) from entering into short sales, derivative transactions or any other similar transactions designed to hedge or offset, any decrease in the market value of our stock, whether directly or indirectly. In addition, these directors, officers and employees are prohibited from pledging our stock, including through holding our stock in margin accounts. Our Standards of Conduct prohibit all employees from engaging in any market transaction that could put their personal gain in conflict with the Company or its shareholders, including trading in options, warrants, puts, calls or similar derivative interests in Company securities.

Clawback Policies

All awards under our AIP, including for NEOs, are subject to clawback and forfeiture provisions under which the Board may require forfeiture or reimbursement to the Company of a cash bonus in the event of a material restatement of our financial results

2020 PROXY STATEMENT	45

Compensation Discussion & Analysis

caused by the recipient’s fraud or in other circumstances involving material violations of Company policy, fraud or misconduct that cause substantial harm to the Company even in the absence of a restatement of financial statements. In addition, performance-based LTI awards made to our NEOs are subject to clawback if, within three years following the end of the performance period, the Company materially restates its financial results with respect to the performance period and the recipient’s fraud or misconduct caused or partially caused the need for the restatement.

46

Human Resources Committee Report

Our Human Resources Committee (HR Committee) has reviewed and discussed with management the Compensation Discussion and Analysis above. Based on this review and these discussions, the HR Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and included in this Proxy Statement.

Members of the Human Resources Committee

J. Robert Kerrey, Chair

Lloyd J. Austin, III

Richard W. Fisher

Christopher S. Lynch

Tammy Romo

2020 PROXY STATEMENT	47

Executive Compensation Tables

Summary Compensation

The following table summarizes the compensation for the years ended December 31, 2019, 2018 and 2017 for our NEOs for 2019. Dr. Sutaria and Ms. Arbour became NEOs for the first time in 2019.

2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Ron Rittenmeyer Executive Chairman and Chief Executive Officer	2019	1,200,000	3,500,000	16,000,021	(7)	-0-	3,223,800	-0-	364,839	24,288,660
	2018	1,513,846	2,625,000	8,716,976		-0-	1,799,460	-0-	328,739	14,984,021
	2017	914,615	-0-	225,001		2,300,001	-0-	-0-	212,163	3,651,781

Saum Sutaria President and Chief Operating Officer	2019	961,539	-0-	11,000,016	(8)	-0-	1,731,300	-0-	258,569	13,951,423

Dan Cancelmi EVP and Chief Financial Officer	2019	618,000	-0-	766,694		766,674	1,433,502	1,546,506	12,292	5,143,667
	2018	618,000	-0-	766,670		766,674	570,290	292,830	12,080	3,026,544
	2017	618,000	323,832	766,683		766,596	108,768	807,670	11,885	3,403,434

Audrey Andrews EVP and General Counsel	2019	550,000	-0-	500,004		500,012	899,754	1,175,079	12,113	3,636,962
	2018	550,000	-0-	500,003		500,008	396,516	342,367	11,935	2,300,829
	2017	543,269	250,000	500,007		499,954	72,600	800,171	11,763	2,677,764

Paola Arbour EVP and Chief Information Officer	2019	500,000	-0-	266,690		266,674	559,688	-0-	108,400	1,701,452

Keith Pitts Former Vice Chairman	2019	640,385	-0-	-0-		-0-	1,506,709	2,489,740	11,232	4,648,066
	2018	925,000	-0-	1,300,004		1,300,006	711,325	9,435,392	12,660	13,684,387
	2017	925,000	300,000	1,300,017		1,299,879	162,800	596,745	33,632	4,618,073

(1)	For Mr. Rittenmeyer, the 2019 value reflects the vesting of four equal quarterly installments of his restricted cash awards granted pursuant to his Employment Agreement as described on page 31.

(2)

Values in this column for 2019 represent the grant date fair value of time-based restricted stock unit awards and are computed in accordance with FASB ASC Topic 718. Certain assumptions used in the calculation of these amounts are discussed in Note 10 to our consolidated financial statements for the year ended December 31, 2019 included in our Annual Report on Form 10-K.

(3)

Values in this column represent the grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. Certain assumptions used in the calculation of these amounts are discussed in Note 10 to our consolidated financial statements for the year ended December 31, 2019 included in our Annual Report on Form 10-K.

(4)

This column reflects cash awards earned under our AIP for performance in the relevant year. In addition, for 2019, this amount reflects the following payouts of our 2017 performance cash LTI awards for Ms. Andrews: $333,350, Mr. Cancelmi: $511,137 and Mr. Pitts: $770,409, which were paid in early 2020 based on performance from January 1, 2017 through December 31, 2019 as discussed further on page 41.

(5)

The 2019 amounts represent the change in the actuarial present value of accumulated benefits under our SERP as of December 31, 2019. These amounts do not reflect compensation actually paid to the NEO. No NEO received preferential or above-market earnings on deferred compensation.

48

Executive Compensation Tables

(6)	Amounts shown in this column for 2019 include the following:

	Rittenmeyer	Sutaria	Cancelmi	Andrews	Arbour	Pitts
Premiums for long-term disability and survivor benefit life insurance	-0-	-0-	3,892	3,713	-0-	2,832
Matching contributions under our 401(k) Retirement Savings Plan	-0-	8,400	8,400	8,400	8,400	8,400
Company contributions under our ERA	300,000	250,000	-0-	-0-	100,000	-0-
Personal use of company aircraft*	49,777	169	-0-	-0-	-0-	-0-
Personal use of Company car and driver provided for security reasons**	15,062	-0-	-0-	-0-	-0-	-0-
Total	364,839	258,569	12,292	12,113	108,400	11,232

*

Amounts shown in this row represent the incremental costs associated with the personal use of our aircraft. Incremental costs include fuel costs, landing and parking fees, customs and handling charges, per hour accruals for maintenance service plans, passenger catering and ground transportation, crew travel expenses and other trip-related variable costs (including fees for contract crew members and the use of our fractional jet interest). Because our aircraft are used primarily for business travel, incremental costs exclude fixed costs that do not change based on usage, such as pilots’ salaries, aircraft purchase or lease costs, fractional jet interest management fees, home-base hangar costs and certain maintenance fees.

**

For business-related security reasons, a Company car and personal security driver were provided to Mr. Rittenmeyer primarily for commuting and local business travel. The car is valued based on the annualized cost of the car plus maintenance and fuel. For security personnel employed by the Company, the cost is the actual incremental cost of expenses incurred by the security personnel. Total salary and benefits are not allocated because the Company already incurs these costs for business purposes. The amount also includes $5,927 for a related tax gross-up benefit.

(7)

Reflects grant of time-based RSUs awarded to Mr. Rittenmeyer in connection with the extension of his employment agreement that vests in nine quarterly installments and is intended to further align his interests with those of shareholders over the remainder of his term of service as CEO and to reward continued stock price growth.

(8)

Reflects annual grant of RSUs that vests ratably over three years as well as Dr. Sutaria’s make-whole grant of RSUs awarded to replace the value of foregone and forfeited compensation from his previous employer and that vests in full upon expiration of his initial three-year employment term.

2020 PROXY STATEMENT	49

Executive Compensation Tables

Grants of Plan-Based Awards During 2019

The following table sets forth information concerning grants of equity and performance cash awards made in 2019 under our stock incentive plan and grants of cash that potentially could have been earned in 2019 under our AIP.

Name	Award Type(1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Exercise or base price of option awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ron Rittenmeyer	AIP		0	1,800,000		3,600,000
	RSU	2/27/19								566,172		16,000,021
Saum Sutaria	AIP		0	1,000,000		2,000,000
	RSU	1/31/19								318,327		7,000,011
	RSU	2/27/19								141,543		4,000,005
Dan Cancelmi	AIP		0	618,000		1,236,000
	PCASH	2/27/19	255,555	766,667		1,533,334						766,667
	RSU	2/27/19								27,130		766,694
	PSO	2/27/19					0	61,383	61,383		28.26	766,674
Keith Pitts	AIP		0	616,667	(3)	1,233,334
Audrey Andrews	AIP		0	412,500		825,000
	PCASH	2/27/19	166,667	500,000		1,000,000						500,000
	RSU	2/27/19								17,693		500,004
	PSO	2/27/19					0	40,033	40,033		28.26	500,012
Paola Arbour	AIP		0	375,000		750,000
	PCASH	2/27/19	88,889	266,667		533,334						266,667
	RSU	2/27/19								9,437		266,690
	PSO	2/27/19					0	21,351	21,351		28.26	266,674

(1)

AIP Awards. Awards designated “AIP” are awards that our NEOs might have earned during 2019 under our Annual Incentive Plan, dependent upon our 2019 performance. Awards actually earned are shown in the Non-Equity Incentive Plan Compensation column of the 2019 Summary Compensation Table on page 48.

Performance-Based Cash. Awards designated “PCASH” reflect performance-based cash awards granted in 2019 under our 2008 Stock Incentive Plan. Actual payouts will range from 0% to 200% of the target level depending on the degree to which performance goals are met under three equally-weighted performance metrics: Adjusted Earnings Per Share, Adjusted Free Cash Flow Less NCI, and Relative Total Shareholder Return, each measured over a three-year period from the date of grant. Actual payout earned, if any, will be reported in our Summary Compensation Table for the year in which the awards are paid.

Restricted Stock Unit Awards. Awards designated “RSU” reflect time-based restricted stock unit awards under our 2008 Stock Incentive Plan. The RSUs granted to Mr. Rittenmeyer on February 27, 2019 vest quarterly in nine equal installments. The RSUs granted to Mr. Sutaria on January 31, 2019 vest on January 6, 2022. The remaining RSUs granted on February 27, 2019 vest ratably over each of the first three anniversaries of the grant date.

Performance-Based Stock Options. Awards designated “PSO” reflect performance-based stock option awards under our 2008 Stock Incentive Plan. The PSOs granted on February 27, 2019 were subject to the satisfaction of a stock price performance condition further discussed on page 40.

(2)

We calculate the grant date fair value of restricted stock units based on the NYSE closing price per share of our common stock on the date of grant, which was $21.99 on January 31, 2019 and $28.26 on February 27, 2019. Certain other assumptions used in the calculation of the amounts shown are discussed in Note 10 to the consolidated financial statements for the year ended December 31, 2019 included in our Annual Report on Form 10-K.

(3)	The target AIP award for Mr. Pitts was prorated in accordance with Company policy as a result of his retirement effective August 31, 2019.

50

Executive Compensation Tables

Outstanding Equity Awards

The following table sets forth information as of December 31, 2019 with respect to outstanding equity awards granted to each of the NEOs. Where applicable, the numbers of securities and values in this table and throughout this Proxy Statement have been adjusted for the reverse stock split effective October 11, 2012.

Outstanding Equity Awards at 2019 Fiscal Year-End Table

		Option Awards(1)					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Ron Rittenmeyer	9/29/17	408,526			16.43	9/29/22
	3/29/18						36,083	(3)	1,372,236
	6/29/18						7,307	(3)	277,885
	2/27/19						377,448	(4)	14,354,347
Total values									$16,767,237
Saum Sutaria	1/31/19						318,327	(5)	12,105,976
	2/27/19						141,543	(6)	5,382,880
Total values									$17,488,856
Dan Cancelmi	9/28/12	37,500			25.08	9/28/22
	3/1/17			89,976	18.99	3/1/27
	3/1/17						13,458	(6)	511,808
	2/28/18			86,826	20.60	2/28/28
	2/28/18						24,812	(6)	943,600
	2/27/19			61,383	28.26	2/27/29
	2/27/19						27,130	(6)	1,031,754
Total values									$2,487,162
Audrey Andrews	3/1/17			58,680	18.99	3/1/27
	3/1/17						8,777	(6)	333,789
	2/28/18			56,626	20.60	2/28/28
	2/28/18						16,182	(6)	615,401
	2/27/19			40,033	28.26	2/27/29
	2/27/19						17,693	(6)	672,865
Total values									$1,622,056

2020 PROXY STATEMENT	51

Executive Compensation Tables

		Option Awards(1)					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Paola Arbour	5/31/18			17,205	35.43	5/31/28
	5/31/18						5,018	(6)	190,835
	2/27/19			21,351	28.26	2/27/29
	2/27/19						9,437	(6)	358,889
Total values									$549,724
Keith Pitts	3/1/17			135,616	18.99	3/1/27
	2/28/18			81,793	20.60	2/28/28
Total values									$0

(1)	All options have a term of 10 years except for the stock options granted to Mr. Rittenmeyer, which have a term of five years.

(2)	Based on the NYSE closing price of $38.03 per share of our common stock on December 31, 2019.

(3)	These time-based restrict stock units vest quarterly in equal installments ending on February 28, 2020.

(4)	These time-based restrict stock units vest quarterly in equal installments ending on June 30, 2021.

(5)	These time-based restricted stock units vest on January 6, 2022.

(6)	These time-based restricted stock units vest in equal installments on each of the first three anniversaries of the date of grant.

52

Executive Compensation Tables

Option Exercises and Stock Vested

The following table sets forth certain information regarding restricted stock unit awards vested during 2019 for the NEOs. None of our NEOs exercised any stock options during 2019.

2019 Option Exercises and Stock Vested Table

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ron Rittenmeyer	370,266	9,724,498
Saum Sutaria	0	0
Dan Cancelmi	126,523	3,012,991
Audrey Andrews	83,579	1,987,062
Paola Arbour	2,509	50,080
Keith Pitts	202,890	4,903,239

(1)

Calculated by multiplying the number of shares vested by the market price of common stock on the vesting date. The values shown do not represent proceeds earned by the NEOs, as shares were withheld to cover applicable taxes.

Pension Benefits

The following table sets forth information as of December 31, 2019 with respect to our SERP, which provides for payments or other benefits in connection with the retirement of the following participating NEOs.

2019 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)(3)		Payments During Last Fiscal Year ($)

Dan Cancelmi	SERP	20	8,422,332	(4)	-0-

Audrey Andrews	SERP	20	5,394,555	(4)	-0-

Keith Pitts	SERP	20	14,398,850		-0-

(1)

In recognition of Mr. Pitts’ significant tenure and experience at Vanguard Health Systems (Vanguard), and to incentivize and retain Mr. Pitts to join the Company following the acquisition of Vanguard, the Company entered into a letter agreement with Mr. Pitts on June 21, 2013 pursuant to which we agreed that Mr. Pitts would be credited under our SERP with his tenure at Vanguard following his completion of five years of service with the Company. In October 2018, Mr. Pitts met the five-year service requirement agreed upon in 2013, and as a result Mr. Pitts has been credited with 20 years of service under the SERP. The Company has no similar arrangements with any of its other executive officers. Credited service under the SERP is limited to a maximum of 20 years.

(2)

Computed as of December 31, 2019, the same pension plan measurement date used for financial statement reporting purposes with respect to our consolidated financial statements for the year ended December 31, 2019, which are included in our Annual Report on Form 10-K.

(3)

Determined using the benefit formula, age and service credits, and final average earnings as of December 31, 2019, using: (i) the assumption that retirement age is age 62, which is the earliest age at which a participant under the SERP may retire or terminate employment without a reduction in benefits; (ii) actuarial tables used in calculating life expectancies; and (iii) a discount rate of 3.50%.

(4)

The amount shown is the present value of the full accumulated benefit amount under the SERP; however, the amount received under the SERP upon retirement will be offset by any benefit received under the ERA and other retirement benefits. For more information on amounts payable under the ERA, see the 2019 Nonqualified Deferred Compensation Table on page 55. Mr. Pitts retired on August 31, 2019 and began receiving his benefits under the SERP in March 2020.

2020 PROXY STATEMENT	53

Executive Compensation Tables

Supplemental Executive Retirement Plan

Messrs. Cancelmi and Pitts, and Ms. Andrews, are participants in our SERP, which provides supplemental retirement benefits in the form of retirement payments for life, generally commencing on the first day of the month following an executive’s retirement from Tenet after reaching age 62, subject to the six-month delay applicable to key employees under Section 409A of the Internal Revenue Code of 1986 (Section 409A). At retirement, the annual benefit (paid on a monthly basis) to a participant will be a product of four factors:

Highest average monthly earnings (base salary and annual cash bonus under our AIP) for any consecutive 60-month period during the 10 years preceding retirement	X	Years of credited services	X	Vesting factor	X	Percentage factor (to offset certain other retirement benefits)

The monthly SERP benefit is reduced in the event of a participant’s early retirement (age 55 with 10 years of service) or termination of employment prior to age 62 by 3% for each year that employment termination occurs before age 62 (subject to a maximum reduction of 21%). Monthly SERP benefits are further reduced by an additional 3% each year if benefits begin to be paid prior to age 62. Unreduced retirement benefits under the SERP are available for participants who terminate on or after age 62.

In the event of a change of control, participants fully vest in their SERP benefits and no early retirement or payment reduction will apply. SERP benefits payable in the event of a termination of employment within two years following a change of control event described in Section 409A will commence on the first day of the month following the participant’s termination of employment, subject to the six-month delay applicable to key employees under Section 409A. Otherwise, any SERP benefits payable following a change of control will be paid at normal retirement or early retirement as described above.

None of our NEOs has received credited service under the SERP for years not worked for the Company or its acquired entities, however:

•

the ESP, which was adopted in 2006, would provide each NEO with continued accrual of age and service credit under the SERP during his or her “severance period.” The SERP and ESP have been amended to eliminate these accruals during the severance period for employees that became SERP participants after August 3, 2011, including Mr. Pitts.

•

In recognition of Mr. Pitts’ significant tenure and experience at Vanguard, and to incentivize and retain Mr. Pitts to join the Company following the acquisition of Vanguard, the Company provided Mr. Pitts with additional service credit under the SERP as described in footnote 1 to the “2019 Pension Benefits Table” above.

During their employment, SERP participants are provided a life insurance and an accidental death benefit for the designated beneficiary of each participant and a disability insurance policy for the benefit of each participant.

54

Executive Compensation Tables

Nonqualified Deferred Compensation

The following table sets forth information as of December 31, 2019 with respect to our deferred compensation plans.

2019 Nonqualified Deferred Compensation Table

Name	Plan Name(1)	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Ron Rittenmeyer	DCP	-0-	-0-	-0-	-0-	-0-
	ERA	-0-	300,000	12,935	-0-	604,267
Saum Sutaria	DCP	-0-	-0-	-0-	-0-	-0-
	ERA	-0-	250,000	3,242	-0-	253,242
Dan Cancelmi	DCP	-0-	-0-	64,008	-0-	285,072
	ERA	-0-	-0-	-0-	-0-	69,502
Audrey Andrews	DCP	-0-	-0-	-0-	-0-	-0-
	ERA	-0-	-0-	-0-	-0-	55,858
Paola Arbour	DCP	-0-	-0-	-0-	-0-	-0-
	ERA	-0-	100,000	4,384	-0-	206,239
Keith Pitts	DCP	-0-	-0-	-0-	-0-	-0-

(1)	More information about our deferred compensation plans appears below.

(2)	Included in the amounts represented in the 2019 Summary Compensation Table on page 48 as “All Other Compensation.”

(3)	These amounts are not included in the 2019 Summary Compensation Table on page 48 because plan earnings were not preferential or above-market.

(4)

The fiscal year-end balance reported for the Deferred Compensation Plan includes the following amounts that were previously reported in Summary Compensation Tables as compensation for years 2006 through 2019: Mr. Rittenmeyer, $-0-; Mr. Cancelmi, $190,136; Ms. Andrews, $-0-; and Mr. Pitts, $-0-. The fiscal year-end balance reported for the ERA includes the following amounts that were previously reported in Summary Compensation Tables as compensation for years 2006 through 2019: Mr. Rittenmeyer, $-0-; Mr. Cancelmi, $69,502; Ms. Andrews, $55,858; and Mr. Pitts, $-0-.

Deferred Compensation Plan

All our Named Executive Officers and non-employee directors are eligible to participate in our Deferred Compensation Plan; however, the only NEO who has participated in this plan is Mr. Cancelmi.

Participants are permitted to elect to defer various types of covered compensation (“Deferral Contributions”) to the Deferred Compensation Plan. We make an employer matching contribution equal to 50% of an employee’s base compensation and/or bonus deferrals, in each case, with match deferrals not to exceed 6% of compensation. All elective deferrals and employer contributions made to the Deferred Compensation Plan are fully vested when made.

Amounts deferred under the Deferred Compensation Plan will generally be distributed, as directed by the participant, upon either termination of service or the occurrence of a specified date. Matching and discretionary contributions are distributed upon termination of service. Distributions may be made in cash or in shares of our common stock and may be made in the form of a lump sum payment or annual installments over a one- to 15-year period, as elected by the participant. Any amounts that are payable from the Deferred Compensation Plan upon a termination of employment are subject to the six-month delay applicable to key employees under Section 409A.

Participants may request, no more frequently than daily, that any of the following investment crediting rates be applied to amounts credited to their Deferred Compensation Plan accounts: (i) an annual rate of interest equal to 120% of the applicable federal long-term (10-year) interest rate (which generated an annual return for 2019 of 2.99%); (ii) a rate of return based on one or more benchmark mutual funds, which are the same funds as those offered under our 401(k) Plan; or (iii) a rate of return based on the performance of our common stock, designated as stock units that are payable in shares of our common stock. Amounts that are deemed to be invested in stock units may not be transferred out of stock units and will be paid in shares of our common stock.

2020 PROXY STATEMENT	55

Executive Compensation Tables

Executive Retirement Account

We maintain the Executive Retirement Account (ERA) in order to provide additional deferred compensation benefits to members of the Company’s senior management who are not eligible to participate in the SERP, which includes Mr. Rittenmeyer, Dr. Sutaria and Ms. Arbour. Mr. Cancelmi and Ms. Andrews began participating in the ERA prior to becoming eligible to participate in the SERP but are no longer actively participating in the ERA. For active participants in the ERA, the Company makes an annual contribution to the ERA on the participants’ behalf in an amount equal to a specified percentage of their respective base salaries. Such contributions accrue earnings credits for so long as the participant is actively participating in the ERA. Participants may request, no more frequently than monthly, that any of the investment crediting rates described above regarding the Deferred Compensation Plan be applied to amounts credited to their ERA accounts. Participants are not vested in any portion of their account until reaching age 55 (with five years of service), at which point vesting occurs according to a schedule. Participants become fully vested in their ERA account at age 60 with five years of service or at age 62 regardless of years of service or upon death, disability or a change of control. Upon a qualifying termination, vesting is determined based on years of service and participants are entitled to a retirement benefit equal to the vested balance of their ERA account.

Upon becoming participants in the SERP, Mr. Cancelmi’s and Ms. Andrews’ participation in the ERA and their account balances were frozen and no additional contributions or earnings credits will be made, though the account balances continue to accrue years of vesting service. Upon a qualifying termination of employment, Mr. Cancelmi and Ms. Andrews will receive their vested balances under the ERA and will also be entitled to receive their applicable benefit under the SERP, but such SERP benefit will be offset by the benefit received under the ERA.

Potential Payments Upon Termination or Change of Control

The information below describes and quantifies certain compensation that would be paid under existing plans and arrangements if an NEO’s employment had terminated on December 31, 2019. These amounts are calculated given the NEO’s compensation and service levels as of that date and, as applicable, are based on the NYSE closing price of $38.03 per share of our common stock on December 31, 2019. These benefits are in addition to benefits available generally to our salaried employees, such as distributions under our 401(k) Plan, disability benefits and accrued vacation pay. An NEO’s benefits under our Deferred Compensation Plan will generally be distributed in connection with his or her termination of employment or the occurrence of a specified date. Benefits under the SERP are generally paid on early or normal retirement.

Due to the number of factors that affect the nature and amount of any benefits paid upon the occurrence of any of the events discussed below, any actual amounts paid may be different. Factors that could affect these amounts include the timing of the event, the Company’s stock price and the executive’s age.

Mr. Rittenmeyer’s Employment Agreement Benefits

Upon certain terminations of Mr. Rittenmeyer’s employment with the Company by the Company without “cause” or by Mr. Rittenmeyer for “good reason” (each as defined in the Employment Agreement), his Employment Agreement provides that Mr. Rittenmeyer will be entitled to receive, subject to his execution of a release of claims in favor of the Company, (1) payment of any earned but unpaid AIP bonus for the year prior to the year in which the termination of employment occurs, (2) a lump sum payment equal to the amount of base salary that remains payable through the conclusion of the term of the Employment Agreement, (3) a pro-rata AIP bonus for the year in which the termination of employment occurs, (4) a lump sum payment equal to the AIP bonus Mr. Rittenmeyer would have had the opportunity to earn for the remainder of the term of the Employment Agreement, with such lump sum based on actual performance for the performance period in which Mr. Rittenmeyer’s employment occurs, and target performance for any remaining performance period thereafter during the term of the Employment Agreement, (5) accelerated vesting and settlement of all outstanding unvested restricted stock units and restricted cash, and (6) continued coverage under the Company’s health and welfare plans through the end of the Term. In addition, upon a termination as a result of death or disability, Mr. Rittenmeyer would be entitled to items (1), (3), and (5) described above. The severance and other post-termination benefits provided to Mr. Rittenmeyer recognize our commitment to a two-year employment term, and offer Mr. Rittenmeyer protection through a period of transition, without providing Mr. Rittenmeyer any additional or supplemental termination packages or change in control-related benefits.

Pursuant to the Employment Agreement, Mr. Rittenmeyer is bound by perpetual confidentiality and non-disparagement covenants. The Employment Agreement also contains non-competition and non-solicitation covenants that apply for the duration of Mr. Rittenmeyer’s employment with the Company and for two years thereafter.

56

Executive Compensation Tables

Dr. Sutaria’s Employment Agreement Benefits

Upon termination of Dr. Sutaria’s employment with the Company “without cause” or Dr. Sutaria’s resignation with “good reason” (in each case as defined in his employment agreement), his employment agreement provides that Dr. Sutaria will be entitled to receive, subject to his execution of a release of claims in favor of the Company, (1) payment of any earned but unpaid AIP bonus for the year prior to the year in which the termination of employment occurs, (2) two and one-half times the sum of base salary plus target AIP bonus paid over two and one-half year period following the termination date (or, if such termination is prior to the second anniversary of a “change of control” (as defined in the Company’s Executive Severance Plan), three times the sum of base salary plus target AIP bonus paid in single lump-sum), (3) accelerated vesting of all outstanding unvested restricted stock units and restricted cash, and (4) continued coverage under the Company’s health and welfare plans during the two and one-half year period following the termination date (or three-year period if such termination is prior to the second anniversary of a change of control. Upon Dr. Sutaria’s termination due to death or disability, he is entitled to items (1) and (3) described above as well as a pro-rata AIP bonus for the year in which the termination of employment occurs.

In the event Dr. Sutaria elects not to renew his employment agreement after the three-year term, Dr. Sutaria is entitled to receive, subject to his execution of a release of claims in favor of the Company, continued vesting of all outstanding unvested restricted stock units during the two and one-half year period following the Term as if Dr. Sutaria had remained employed by Company.

Pursuant to the terms of his employment agreement, Dr. Sutaria is bound by perpetual confidentiality and non-disparagement covenants. His employment agreement also contains employee non-solicitation covenants that apply for the duration of Dr. Sutaria’s employment with the Company and for two years thereafter, and a noncompetition covenant that applies with respect to two of the Company’s primary competitors for the duration of Dr. Sutaria’s employment with the Company and for one year thereafter

Payments upon Mr. Pitts’ Departure

Mr. Pitts retired as Vice Chairman of the Company on August 31, 2019. In connection with his departure, Mr. Pitts was eligible to receive benefits consistent with a retirement on or after reaching age 62 under the Company’s AIP, SERP, and other employee benefit and retirement plans. The actual payments and benefits provided to Mr. Pitts in connection with his retirement included (i) a present value of $14,398,850 in accumulated benefit under our SERP, as described more fully above in the Pension Benefits Table on page 53 (ii) pro-rata vesting of his outstanding time-based RSUs and continued vesting of a pro-rata portion of his performance-based equity awards (which will vest, if at all, based on actual performance at the end of the performance period). In addition, Mr. Pitts is entitled to a one-time cash payment of $2,000,000 to be paid on or about August 31, 2021, subject to (x) Mr. Pitts making himself available as an advisor to the Company’s CEO as requested by the CEO for up to eight hours per week, (y) Mr. Pitts’ continued compliance with non-competition and non-solicitation covenants and confidentiality and non-disparagement provisions and (z) execution of a release of claims in favor of the Company.

Death, Disability and Retirement

Upon the death of a NEO, his or her survivors would receive payments from our insurance carriers under life insurance and accidental death and dismemberment policies. For SERP participants, we provide coverage under each policy in an amount up to two times an NEO’s salary, not to exceed $550,000 per policy (i.e., we pay up to $1,100,000), with excess coverage elected by the executive at his or her expense. As of December 31, 2019, the survivors of Mr. Cancelmi and Ms. Andrews would receive lump sum cash payments: of $4,005,000 and $4,351,000, respectively. In addition, under the SERP, the surviving spouse of a deceased NEO would receive monthly payments equal to 50% of the retirement benefits that would have been payable to the executive.

Upon total and permanent disability, a NEO would receive a cash payment from our insurance carrier, payable on a monthly basis until the executive reaches age 65, not to exceed $25,000 per month.

Upon retirement, a NEO would receive a pro-rata bonus earned under the AIP for the year that includes the date of retirement.

Other than Mr. Rittenmeyer’s and Dr. Sutaria’s awards as discussed above, pursuant to the terms of the award agreements under the 2008 Stock Incentive Plan, if an NEO dies, becomes totally and permanently disabled or, in the case of stock options, retires, unvested options and restricted stock units will vest in full. If the options or restricted stock units are subject to performance criteria, however, then vesting is subject to the satisfaction of such performance criteria, and, if termination occurs prior to the end of the performance period, the awards will be subject to pro-rata vesting and settlement if and when the performance criteria are satisfied, based on the period of time employed during the performance period.

2020 PROXY STATEMENT	57

Executive Compensation Tables

The table set forth below reflects the estimated aggregate amount of payments and other benefits each NEO other than Mr. Pitts would receive upon termination of employment due to death, disability or retirement if terminations occurred as of December 31, 2019. As of December 31, 2019, Mr. Cancelmi is considered retirement-eligible for purposes of the SERP or accelerated equity vesting.

2019 Death, Disability and Retirement Table

Name	Termination Scenario	SERP/ERA Benefit ($)(1)	Accelerated Equity Awards ($)(2)	Performance Cash ($)	Total ($)
Ron Rittenmeyer(3)	Death	611,317	16,004,431	875,000	17,490,748
	Disability	611,317	16,004,431	875,000	17,490,748
	Retirement	611,317	-0-	-0-	611,317
Saum Sutaria	Death	-0-	17,488,856	-0-	17,488,856
	Disability	-0-	17,488,856	-0-	17,488,856
	Retirement	-0-	-0-	-0-	-0-
Dan Cancelmi	Death	4,192,126	6,313,394	1,533,333	12,038,853
	Disability	7,208,484	6,313,394	1,533,333	15,055,212
	Retirement	7,976,497	-0-	-0-	7,976,497
Audrey Andrews	Death	3,084,835	4,117,436	1,000,000	8,202,271
	Disability	4,653,969	4,117,436	1,000,000	9,771,405
	Retirement	-0-	-0-	-0-	-0-
Paola Arbour	Death	-0-	803,056	266,667	1,069,723
	Disability	-0-	803,056	266,667	1,069,723
	Retirement	-0-	-0-	-0-	-0-

(1)

Represents the present value of the benefit payable under the SERP in each of the named scenarios based on each NEO’s years of service to the Company as of the date of death, disability or retirement and using the executive’s highest average monthly earnings (base salary and annual cash bonus under our AIP) over a 60-consecutive month period during the final 120 months of employment. Further, in the case of death and disability, the prior service credit percentage described under “Supplemental Executive Retirement Plan” on page 54 is 100%, the reduction for early commencement of death benefits is limited to 21% and disability benefits continue to accrue vesting credit until the executive attains normal retirement age. These amounts differ from the SERP benefit amounts shown in the 2019 Pension Benefits Table on page 53 because they reflect the SERP payment provisions under each scenario rather than the unreduced commencement of benefits at age 62. With respect to Mr. Rittenmeyer and Dr. Sutaria, represents the present value of the benefit payable under his Employment Agreement and the ERA.

(2)

Unvested performance-based restricted stock unit awards are reported as vesting at target levels. Amounts reflected are based on the NYSE closing price of $30.08 per share of our common stock on December 31, 2019 with respect to restricted stock units.

(3)

Mr. Rittenmeyer’s performance stock option award is exercisable upon his death or disability because the award’s performance condition was met, and the award vested in 2018. The performance condition required the average closing price of the Company’s common stock to be at least 25% above the closing price on the grant date, which was $16.43, for 30 consecutive days.

Non-Cause Termination/No Change of Control

Subject to the terms of the ESP and applicable equity plans and award agreements, and with respect to the ESP, further subject to signing a severance agreement containing restrictive covenants as well as a release, Mr. Cancelmi, Ms. Andrews and Ms. Arbour are entitled to the following severance payments and other benefits if his or her employment is terminated without cause, or by the executive for good reason (a “non-cause” termination), outside the context of a change of control of the Company:

•	Severance pay (base salary plus target bonus) during the “severance period” which is two and a half years for Mr. Cancelmi and one and a half years for Ms. Andrews and Ms. Arbour.
•	Lump sum pro-rata bonus earned under the AIP for the year that includes the date of termination.
•

Continued coverage during the severance period under medical, dental, vision, life and long-term care benefit programs, provided that the executive continues to pay his or her portion of the cost of such coverages as in effect upon termination, and reduced to the extent that the NEO receives comparable benefits through other employment during the severance period.

58

Executive Compensation Tables

•	Outplacement services not to exceed $25,000.
•

Pursuant to the terms of the ESP, the NEOs will forfeit any non-vested outstanding equity awards at termination to the extent the underlying equity award agreements do not otherwise provide for acceleration of vesting. Time-vested restricted stock unit awards and stock options vest upon a non-cause termination. Likewise, subject to satisfaction of the performance criteria, performance-based restricted stock unit awards and performance-based stock options vest upon a non-cause termination (with proration for any performance period not completed as of termination with respect to performance-based restricted stock unit awards).

•

Performance cash awards are subject to the same treatment as performance-based restricted stock unit awards with respect to any performance period not completed as of termination (i.e., any previously “banked” amounts shall also be payable).

•	Age and service credit under the SERP during the severance period, for employees who became participants in the SERP prior to August 3, 2011.

The table set forth below reflects the estimated aggregate amount of payments and other benefits (not including reimbursable legal fees, if any, to obtain benefits under the ESP and certain reimbursable excise taxes, if any, incurred by the participant under Section 409A) each NEO would receive other than Mr. Pitts upon a non-cause termination unrelated to any change of control assuming that terminations occurred as of December 31, 2019.

Name	Cash Severance ($)(1)	Health and Welfare Benefits ($)(2)	Outplacement Services ($)	Additional SERP/ ERA Benefit ($)(3)	Performance Cash ($)	Accelerated Equity Awards ($)(4)	Excise Tax Reimbursements ($)	Total ($)
Ron Rittenmeyer	4,500,000	16,349	-0-	-0-	875,000	16,004,431	Not a benefit	21,395,781
Saum Sutaria	5,000,000	37,946	-0-	-0-	-0-	17,488,856		22,526,802
Dan Cancelmi	3,090,000	41,400	25,000	1,358,090	1,533,333	6,313,394		12,361,218
Audrey Andrews	1,443,750	26,112	25,000	-0-	1,000,000	4,117,436		6,612,299
Paola Arbour	1,312,500	14,807	25,000	-0-	266,667	803,056		2,422,030

(1)

Severance is paid on a bi-weekly basis at termination, subject to certain amounts being delayed for a six-month period in compliance with Section 409A. Severance pay will be reduced for any SERP benefits that become payable during the severance period. For employees who became participants in the SERP prior to August 3, 2011, at the end of the severance period, the NEO’s SERP benefits will be adjusted to reflect the additional age and service credit provided under the ESP during the severance period. The NEO’s severance pay will not be considered in calculating his or her final average earnings under the SERP.

(2)

Represents the aggregate incremental cost of providing medical, dental, life insurance, and accidental death and dismemberment benefits to the executive at active employee rates. “Incremental cost” is comprised of our contributions to the premium cost for these benefits and our cost of paying benefits under our self-funded plans.

(3)

Represents the present value of the additional benefit payable under the SERP for eligible NEOs, which is attributable to the additional age and service credits that the NEOs accrue during their applicable severance periods, for employees who became participants in the SERP prior to August 3, 2011; however, the additional SERP benefit attributable to such age and service credits does not begin to be paid until the end of the severance period. The additional SERP benefit amounts do not include an amount of SERP benefits equal to that which would be payable in the event of retirement as shown in the 2019 Death, Disability and Retirement Table on page 58; however, those benefits would also be payable by reason of a non-cause termination unrelated to a change of control of the Company.

(4)

Unvested performance-based restricted stock unit awards are reported as vesting at target levels (as such levels are disclosed above in the Outstanding Equity Awards Table and footnote 3 thereto). Amounts reflected are based on the NYSE closing price of $38.03 per share of our common stock on December 31, 2019 with respect to restricted stock units. Mr. Rittenmeyer’s performance stock option award is exercisable upon his termination without Cause because the award’s performance condition was met, and the award vested in 2018. The performance condition required the average closing price of the Company’s common stock to be at least 25% above the closing price on the grant date, which was $16.43, for 30 consecutive days.

Non-Cause Termination/Change of Control

Subject to the terms of the ESP and applicable equity plans and award agreements, each of the NEOs (other than Mr. Rittenmeyer and Dr. Sutaria, whose separation benefits are described above) is entitled to the following severance payments and other benefits if his or her employment is terminated without cause, or by the executive for good reason (a “non-cause” termination), during the period beginning six months prior to a change of control and ending 24 months following the occurrence of a change in control (the “protection period”):

•

The same benefits to which the executive would be entitled with respect to a non-cause termination outside the context of a change of control, provided that the “severance period” is three years for Mr. Cancelmi and two years for Ms. Andrews and Ms. Arbour. If the termination occurs within the six months prior to a change of control that results from the liquidation or dissolution of the Company, however, then the severance period applicable to non-cause terminations outside the context of a change of control will apply.

•

Equity awards under our stock incentive plans that have not vested and are not assumed or exchanged for substitute equity by the successor to the Company will accelerate and become vested upon a change of control irrespective of whether the NEO terminates employment. Equity awards under our stock incentive plans that have not vested and are assumed or substituted by

2020 PROXY STATEMENT	59

Executive Compensation Tables

the successor to the Company will accelerate and become vested upon a non-cause termination in connection with a change of control; performance-based restricted stock units and performance-based stock options will vest subject to the satisfaction of performance criteria (with proration for any performance period not completed as of termination).

In 2012, the Company amended the ESP to eliminate all reimbursements and gross ups with respect to golden parachute excise taxes. Pursuant to the ESP, if any payment or other benefit to which an executive is entitled under the ESP or otherwise will become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive’s payments and benefits shall be either (i) provided to the executive in full, or (ii) provided to the executive as to such lesser extent which would result in no portion of such payments and benefits being subject to the excise tax, whichever of the amounts results in the receipt by the executive, on an after-tax basis, of the greatest amount of benefits.

The table set forth below reflects the estimated aggregate amount of payments and other benefits (not including reimbursable legal fees, if any, to obtain benefits under the ESP and certain reimbursable excise taxes, if any, incurred by the participant under Section 409A) each NEO other than Mr. Pitts would receive upon a non-cause termination related to any change of control assuming that terminations occurred as of December 31, 2019.

Name	Cash Severance ($)(1)	Health and Welfare Benefits ($)(2)	Outplacement Services ($)	Additional SERP/ERA Benefit ($)(3)	Performance Cash ($)	Accelerated Equity Awards ($)(4)	Excise Tax Reimbursements ($)	Total ($)
Ron Rittenmeyer	4,500,000	16,349	-0-	-0-	875,000	16,004,431	Not a benefit	21,395,781
Saum Sutaria	6,000,000	45,535	-0-	-0-	-0-	17,488,856		23,534,391
Dan Cancelmi	3,708,000	49,680	25,000	2,718,773	2,300,000	6,313,394		15,114,847
Audrey Andrews	1,925,000	34,817	25,000	6,101,601	1,500,000	4,117,436		13,703,854
Paola Arbour	1,750,000	19,743	25,000	-0-	533,334	803,056		3,131,133

(1)

In the case of a non-cause termination that occurs during the six months preceding a change of control, severance pay will be paid in the same manner as a termination that is not related to a change in control. In the case of a non-cause termination that occurs within two years following a change of control, severance pay under the ESP will generally be made to the NEO in a lump sum at termination, subject to any six-month delay required by Section 409A.

(2)

Represents the aggregate incremental cost of providing medical, dental, life insurance, and accidental death and dismemberment benefits to the executive at active employee rates. “Incremental cost” is comprised of our contributions to the premium cost for these benefits and our cost of paying benefits under our self-funded plans.

(3)

Represents the present value of the SERP benefit payable in the event of a non-cause termination related to a change of control of the Company in excess of the present value of the SERP benefit payable in the event of a non-cause termination unrelated to a change in control, which is presented in the “Additional SERP/ERA Benefit” column of the table on page 58. The additional SERP benefit amounts would include age and service credits for the NEOs that would accrue during their applicable severance periods, for employees who became participants in the SERP prior to August 3, 2011, and would be based on: (i) the deemed full vesting of the NEOs in their SERP benefits without regard to their actual years of service; (ii) all of their years of service to the Company and using the executive’s highest average monthly earnings (base salary and annual cash bonus under our AIP) over a 60-month period of the final 120 months of employment; and (iii) the immediate commencement of SERP benefits without any reduction in benefits for early commencement.

In the event of a change of control of the Company without termination of employment, the additional retirement benefits payable under the SERP to the NEOs would be as follows: Mr. Cancelmi, $3,459,295; and Ms. Andrews, $3,449,484. These amounts have been calculated as described above in this footnote, but without the accrual of additional age and service credits during the severance period. These amounts differ from the additional SERP benefits payable by reason of a termination following a change of control because in a non-termination scenario (i) the benefit cutback provisions of the ESP for the avoidance of golden parachute excise taxes are not applicable and (ii) benefits under the SERP do not commence until retirement. These amounts do not include those benefits shown in the 2019 Pension Benefits Table on page 53 and those benefits would also be payable upon retirement.

Present value calculations use the assumptions discussed in footnote 3 to the 2019 Pension Benefits Table on page 53.

(4)	Amounts reflected have been calculated using the NYSE closing price of $38.03 per share of our common stock on December 31, 2019 with respect to restricted stock units.

(5)	Represents a reduction in otherwise payable ESP benefits in an amount sufficient to avoid an application of the golden parachute excise tax.

Definitions:

“Cause” under our deferred compensation plans, ESP, SERP, AIP and stock incentive plans is defined as (a) when used in connection with a qualifying termination triggering benefits outside the context of a change of control, an executive’s: (i) dishonesty, (ii) fraud, (iii) willful misconduct, (iv) breach of fiduciary duty, (v) conflict of interest, (vi) commission of a felony, (vii) material failure or refusal to perform his job duties in accordance with Company policies, (viii) a material violation of Company policy that causes harm to the Company or an affiliate, or (ix) other wrongful conduct of a similar nature and degree; (b) when used in connection with a qualifying termination triggering benefits in the context of a change of control: (i) any intentional act or misconduct materially injurious to the Company or any affiliate, financial or otherwise, including, but not limited to, misappropriation or fraud, embezzlement or conversion by the executive of the Company’s or any affiliate’s property in connection with the executive’s employment with the Company or an affiliate, (ii) any willful act or omission constituting a material breach by the executive of a fiduciary duty, (iii) a final, non-appealable order in a proceeding before a court of competent

60

Executive Compensation Tables

jurisdiction or a final order in an administrative proceeding finding that the executive committed any willful misconduct or criminal activity (excluding minor traffic violations or other minor offenses), which commission is materially inimical to the interests of the Company or any affiliate, whether for his personal benefit or in connection with his duties for the Company or an affiliate, (iv) the conviction (or plea of no contest) of the executive for any felony, (v) material failure or refusal to perform his job duties in accordance with Company policies (other than resulting from the executive’s disability as defined by Company policies), or (vi) a material violation of Company policy that causes material harm to the Company or an affiliate.

A “change of control” under our deferred compensation plans, ESP, SERP, AIP and stock incentive plans will have occurred if: (i) any one person, or more than one person acting as a group, acquires, directly or indirectly, whether in a single transaction or a series of related transactions, more than 50% of the total fair market value or voting power of our stock (including stock held prior to such acquisition); (ii) any one person, or more than one person acting as a group, acquires, directly or indirectly, during a 12-month period ending on the date of the most recent acquisition by such person or persons, 35% or more of the total voting power of our stock (not considering stock owned by such person or group prior to such 12-month period); (iii) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our Board prior to such election; (iv) a sale, exchange, lease, disposition or other transfer of all or substantially all of the assets of the Company; or (v) there occurs a liquidation or dissolution of the Company that is approved by a majority of the Company’s shareholders. This definition of change of control complies with Section 409A except for item (v) (i.e., items (i), (ii), (iii) and (iv) are described in Section 409A).

“Good Reason” under our ESP, SERP, AIP and stock incentive plans is defined as: (a) in the case of a voluntary termination of employment by an executive preceding or more than two years following a change of control: (i) a material diminution in the executive’s job authority, responsibilities or duties, (ii) a material diminution of the executive’s base salary, (iii) an involuntary and material change in the geographic location of the workplace at which the executive must perform services, or (iv) any other action or inaction that constitutes a material breach by the employer or a successor of the agreement under which the executive provides services; (b) in the case of a voluntary termination of employment by an executive upon or within two years following a change of control: (i) a material downward change in job functions, duties, or responsibilities which reduces the rank or position of the executive, (ii) a reduction in the executive’s annual base salary, (iii) a reduction in the aggregate value of the executive’s annual base salary and AIP target bonus opportunity, (iv) a material reduction in the executive’s retirement or supplemental retirement benefits, (v) an involuntary and material change in the geographic location of the workplace at which the executive must perform services, or (vi) any other action or inaction that constitutes a material breach by the employer or a successor of the agreement under which the executive provides services.

Pay Ratio Disclosure

The 2019 annual total compensation of the median compensated of all our employees, other than Ron Rittenmeyer, our Executive Chairman and CEO, was $53,714; Mr. Rittenmeyer’s 2019 annual total compensation was $24,288,660; and the ratio of these amounts was approximately 1 to 452.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules. For purposes of calculating the amount of compensation paid to our median employee during 2019, we identified this median compensated employee using total gross wages (i.e., all amounts paid before any taxes, deductions or other payroll withholding) earned during calendar year 2019 for all employees who were employed for all of 2019, and we used the annualized value of total gross wages earned during calendar year 2019 for all employees who were hired during 2019 and were employed as of December 31, 2019, but did not serve a full year with the Company. We identified our employee population as of December 31, 2019, based on our payroll and employment records. As permitted by SEC rules, we excluded 556 employees located in the Philippines, who in the aggregate represented approximately 0.5% of our approximately 113,600 employees as of December 31, 2019.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2020 PROXY STATEMENT	61

Securities Authorized for Issuance

Under Equity Compensation Plans

We currently grant stock options and restricted stock units under our 2019 Stock Incentive Plan. All options were granted with an exercise price equal to the NYSE closing price per share of our common stock on the date of grant. Most of our restricted stock unit or stock option grants to senior officers vest over a three-year period (either ratable or cliff-vest), although certain awards may contain different vesting periods. Restricted stock units granted to Mr. Rittenmeyer vest in equal quarterly installments as provided in his Employment Agreement. Options expire within a period of no more than 10 years from the date of grant.

The following table summarizes certain information with respect to our equity compensation plans pursuant to which rights remain outstanding as of December 31,  2019.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (B)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders	1,960,992	$20.24	11,200,370	(2)
Equity compensation plans not approved by security holders(3)	54,138	-0-	-0-
Total	2,015,130	$20.24	11,200,370

(1)

The weighted average exercise price does not consider the shares issuable upon the vesting of outstanding restricted stock units, which have no exercise price. In addition, no exercise price is applicable to the stock units under our deferred compensation plans.

(2)

Includes 3,049,402 shares remaining available for issuance pursuant to the Tenth Amended and Restated 1995 Employee Stock Purchase Plan and 8,150,968 shares remaining for issuance under the 2019 Stock Incentive Plan, assuming that all outstanding performance-based restricted stock units that had not already provisionally vested would settle at maximum levels.

All shares available under the 2019 Stock Incentive Plan may be used for option-based and all other awards authorized under the 2019 Stock Incentive Plan. As approved by our shareholders, option-based awards and stock appreciation rights reduce the number of shares available for issuance on a one-to-one basis. However, grants of all other awards, such as restricted stock units, reduce the number of shares available by under the 2019 Stock Incentive Plan 1.65 shares for each share subject to such awards.

(3)

Consists of deferred compensation invested in 46,443 stock units under our deferred compensation plans and 7,695 stock units under our Executive Retirement Account, in each case payable in common stock. The potential future dilutive effect of our deferred compensation plans due to future investment of deferrals into stock units cannot be estimated. A description of the material features of our deferred compensation plans and Executive Retirement Account can be found under “Nonqualified Deferred Compensation” beginning on page 55.

62

Proposal 2-Advisory Vote to Approve Executive Compensation

We are asking shareholders to vote on an advisory resolution to approve the Company’s executive compensation as reported in this Proxy Statement. As described in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 29, we have designed our executive compensation program to align the interests of our NEOs with shareholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term performance goals.

We urge you to read the “Compensation Discussion and Analysis,” which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the 2019 Summary Compensation Table and other related compensation tables and narrative, appearing on pages 48 through 61, which provide detailed information on the compensation of our NEOs. The HR Committee and the Board believe that the policies and procedures articulated in “Compensation Discussion and Analysis” are effective in achieving the goals of our executive compensation program and that the compensation of our NEOs reported in this Proxy Statement reflects and supports these compensation policies and procedures.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (Exchange Act), we are asking shareholders to vote in favor of the following advisory resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2019 Annual Meeting of Shareholders.”

This resolution, commonly referred to as a “say-on-pay” resolution, will be considered to have been approved by shareholders on an advisory basis if the votes cast for approval exceed the votes cast against approval. This advisory resolution is not binding on the Board. Although non-binding, the Board and the HR Committee will review and consider the voting results when making future decisions regarding our executive compensation program. Unless the Board modifies its policy of holding an advisory say-on-pay vote on an annual basis, the next advisory say-on-pay vote will be held at our 2021 Annual Meeting of Shareholders.

Unless marked to the contrary, proxies will be voted “FOR” the approval of the advisory resolution to approve the Company’s executive compensation.

The Board recommends that you vote “FOR” the approval of the advisory resolution to approve executive compensation.

2020 PROXY STATEMENT	63

Audit Committee Report

The Audit Committee is comprised of the five members named below. Under the Company’s Corporate Governance Principles, each member of the Audit Committee must be an independent director, as defined by the NYSE rules and the rules of the SEC. Each current member of the Audit Committee is independent under those criteria. In addition, the Board has determined that Mr. Fisher, Mr. Lynch and Ms. Romo are each an Audit Committee financial expert, as defined by SEC rules, and that all five Audit Committee members are financially literate, as required by NYSE rules. Ms. Romo serves as Chair of the Audit Committee.

The Audit Committee, on behalf of the Board, oversees the Company’s financial reporting process, including review of (i) the Company’s guidelines and policies with respect to risk assessment and risk management related to financial reporting and disclosure controls and procedures, (ii) the major financial and enterprise risk exposures of the Company and (iii) the steps management has taken to monitor and control such exposures. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the Company’s independent registered public accountants for the year ended December 31, 2019, Deloitte & Touche LLP (Deloitte), each Quarterly Report on Form 10-Q filed during 2019 (Forms 10-Q), as well as the audited consolidated financial statements and the footnotes thereto in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (Form 10-K), before the Forms 10-Q and Form 10-K were filed with the SEC. The Audit Committee discussed with management the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the degree and quality of disclosures in the financial statements prior to the time the respective Forms 10-Q and Form 10-K were filed with the SEC. The Audit Committee also reviewed with management and Deloitte each press release concerning earnings prior to its release.

The Company’s independent registered public accountants are responsible for expressing an opinion on the Company’s audited consolidated financial statements and the fair presentation, in all material respects, of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. The Audit Committee reviewed and discussed with Deloitte its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company’s independent registered public accountants under the standards of the Public Company Accounting Oversight Board (PCAOB). Deloitte has expressed an opinion in its Report of Independent Registered Public Accounting Firm that the Company’s 2019 audited consolidated financial statements conform to accounting principles generally accepted in the United States of America.

During 2019, the Audit Committee was provided updates on, monitored and discussed with management the status of the Company’s compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. In addition, the Audit Committee reviewed management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 and approved the inclusion of management’s report on such assessment in the Form 10-K. Deloitte has audited and also expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019.

The Audit Committee also discussed with Deloitte its independence from management and the Company, and received the written disclosures and the letter from Deloitte required by PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence). In concluding that Deloitte is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by Deloitte (as described below) were compatible with the firm’s independence. The Audit Committee also retained Deloitte and made it clear to Deloitte that they report directly to the Audit Committee and not to management.

The Audit Committee discussed with the Company’s internal auditors and Deloitte the overall scopes and plans for their respective audits. The Audit Committee met separately at various meetings in executive session with each of the internal auditors and Deloitte to discuss, among other matters, the results of their audits, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s 2019 audited consolidated financial statements be included in the Form 10-K and filed with the SEC.

In evaluating and selecting the Company’s independent registered public accounting firm, the Audit Committee considers, among other things, historical and recent performance of the current independent audit firm, external data on audit quality and performance, including PCAOB reports, industry experience, audit fee revenues, firm capabilities and audit approach, and the independence and tenure of the audit firm. The Audit Committee has engaged Deloitte to serve as our independent registered public accountants for the year ending December 31, 2020. For further information concerning this engagement, see “Proposal 3—Ratification of the Selection of Independent Registered Public Accountants.”

Members of the Audit Committee

Tammy Romo, Chair

Lloyd. J. Austin

Richard W. Fisher

Christopher S. Lynch

Richard J. Mark

64

Audit Committee Report

Independent Registered Public Accounting Firm Fees

	Year Ended December 31, 2019	Year Ended December 31, 2018
Audit fees(1)	$4,843,370	$4,832,600
Audit-related fees(2)	2,550,965	3,579,148
Tax fees(3)	58,238	31,100
All other fees(4)	1,456,756	—

(1)

Audit fees include professional fees for the audit of our annual consolidated financial statements and the review of our quarterly financial statements. These amounts also include fees related to the audit of internal control over financial reporting performed pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

(2)

Audit-related fees include fees for assurance and related services reasonably related to audits and reviews. These consisted principally of fees for audits of certain of our subsidiaries and partnerships, financial statements of employee benefit plans, and fees related to comfort letters, consents and reviews of filings with the SEC.

(3)	Tax fees in 2019 and 2018 consisted of professional fees for tax compliance services.

(4)	All other fees consist of fees for various advisory services.

How We Control and Oversee the Non-Audit Services Provided by Deloitte

The Audit Committee has retained Deloitte (along with other accounting firms) to provide non-audit services. We understand the need for Deloitte to maintain objectivity and independence as the auditor of our financial statements and our internal control over financial reporting. Accordingly, the Audit Committee has established the following processes and procedures related to non-audit services.

•

We Restrict The Non-Audit Services That Deloitte Can Provide. To minimize relationships that could appear to impair the objectivity of Deloitte, the Audit Committee has restricted the types of non-audit services that Deloitte may provide to us.

•

We Have Pre-Approval Processes For Non-Audit Services. The Audit Committee has adopted policies and procedures to pre-approve all audit and non-audit services provided to us by our independent registered public accountants, in accordance with any applicable law, rules or regulations. The Audit Committee pre-approved all fees presented in the table above.

The Audit Committee has adopted policies and procedures for pre-approving all non-audit services that Deloitte performs for us. Specifically, the Audit Committee has pre-approved the use of Deloitte for detailed, specific types of services related to: tax compliance, planning and consultations; acquisition/disposition services, including due diligence; attestation and agreed upon procedures; consultations regarding accounting and reporting matters; and reviews and consultations on internal control and other related services. The Audit Committee has set a specific annual limit on the amount of non-audit services (tax services and all other) that the Company can obtain from Deloitte (for 2019, this limit was $8.4 million). The chair of the Audit Committee is authorized to pre-approve any audit or non-audit service on behalf of the Audit Committee, provided these decisions are presented to the full Audit Committee at its next regularly scheduled meeting.

We Have Hiring Restrictions for Deloitte Employees

The Audit Committee has adopted restrictions on our hiring of any Deloitte partner, managing director, manager, staff member, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other individuals responsible for providing audit assurance on any aspect of Deloitte’s audit and review of our financial statements.

We Rotate Key Audit Partners and Periodically Consider Audit Firm Rotation

The Audit Committee assures that key Deloitte partners assigned to our audit are rotated as required at least every five years, and the Audit Committee and its chair participate in selecting each new lead engagement partner. To help ensure continuing auditor independence, the Audit Committee also periodically considers whether there should be a regular rotation of the independent registered public accountants.

2020 PROXY STATEMENT	65

Proposal 3-Ratification of the Selection of Independent Registered Public Accountants

The Audit Committee is directly responsible for the appointment, compensation (including fee negotiations), retention and oversight of the Company’s independent registered public accounting firm (including the lead audit partner) retained to audit the Company’s financial statements. The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accountants for the year ending December 31, 2020. Deloitte has been retained as the Company’s independent auditor since 2007. The Audit Committee annually evaluates Deloitte’s independence and performance and determines whether to retain Deloitte or consider other audit firms. Factors considered by the Audit Committee in making its determination on appointment include:

•	the performance of Deloitte in prior years, including the quality and extent of Deloitte’s communications with the Audit Committee and the results of a management survey of Deloitte’s performance,
•	Deloitte’s independence and processes for maintaining independence, including review of non-audit fees and services provided,
•	external data on audit quality and performance, including the results of the most recent internal quality control review or Public Company Accounting Oversight Board inspection,
•	the performance of key members of the audit engagement team, and
•

Deloitte’s approach to resolving significant accounting and auditing matters, including consultation with the firm’s national office, as well as its reputation for integrity and competence in the fields of accounting and auditing.

Based on this evaluation, the members of the Audit Committee believe that the continued retention of Deloitte to serve as the Company’s independent auditor is in the best interests of the Company and its shareholders. Deloitte is familiar with our operations, and the Audit Committee is satisfied with Deloitte’s reputation in the auditing field, its personnel, its professional qualifications and its independence.

The Audit Committee is responsible for the audit fee negotiations associated with the retention of Deloitte.

Deloitte representatives will attend the Annual Meeting and respond to questions where appropriate. Such representatives may make a statement at the Annual Meeting should they so desire.

Shareholder Approval

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of the independent registered public accountants for shareholder ratification as a matter of good corporate governance. Ratification of the selection of the independent registered public accountants by the shareholders requires that the votes cast in favor of ratification exceed the votes cast opposing ratification. If a favorable vote is not obtained, the Audit Committee may reconsider the selection of Deloitte. Even if the selection is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of the Company and its shareholders. Unless marked to the contrary, proxies will be voted “FOR” the ratification of the selection of Deloitte as our independent registered public accountants.

The Board recommends that you vote “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2020.

66

Proposal 4-Shareholder Proposal Regarding an Independent Board Chairman

The International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, NW, Washington, DC 20001, has advised the Company that it intends to introduce the following non-binding shareholder proposal at the Annual Meeting. The Company is not responsible for any inaccuracies it may contain. The Teamsters General Fund has submitted documentation indicating that it is the beneficial owner of 170 shares of the Company’s common stock. Following the proposal and supporting statement, which are set forth below, we explain why our Board recommends a vote “AGAINST” this proposal.

Shareholder Proposal Regarding Policy to Have an Independent Board Chairman

RESOLVED: Shareholders of Tenet Healthcare Corporation, (“the Company”), urge the Board of Directors (the “Board”) to take the steps necessary to adopt a policy, with amendments to governing documents as needed, so that, to the extent feasible, the chairman of the Board shall be an independent director who has not previously served as an executive officer of the Company. The policy should be implemented so as not to violate any contractual obligations and should specify the process for selecting a new independent chairman if the chairman ceases to be independent between annual meetings of shareholders or if no independent director is available and willing to serve as chairman.

SUPPORTING STATEMENT: The Company’s CEO currently serves as Board chairman. In our view, the chairman should be an independent director, who has not previously served as an executive, in order to provide robust oversight and accountability of management, and to facilitate effective deliberation of corporate strategy, which we believe, is difficult to accomplish when the CEO serves as chairman. Even with robust responsibilities, we believe the position of a lead independent director is inadequate to this task because ultimate responsibility for board leadership remains with the chairman/CEO.

We urge fellow shareholders to vote FOR this proposal.

The Board’s Statement in Opposition

The Board believes it is in the best interests of the Company and its shareholders for Mr. Rittenmeyer to continue to serve as both Executive Chairman and CEO. The Board regularly reviews the Company’s leadership structure to evaluate whether the structure remains appropriate for the Company based on the Company’s particular circumstances. At this time, the Board continues to believe that the Company can more effectively execute its long-term strategies, particularly during this transformational time at the Company, with a Chair who leads the daily operations of the business. The Board believes Mr. Rittenmeyer’s combined role has allowed the Board to act quickly and be responsive to challenges and opportunities as they arise and that any alternative arrangement would limit the Board’s effectiveness.

The Board already has a robust independent leadership structure. Senator Kerrey has served as independent Lead Director of the Board since October 2017. In this role, he exercises substantial responsibility for Board matters, including presiding over regular executive sessions of the Board and Board meetings when the Chairman is not present, reviewing and approving Board agendas, schedules and information sent to the Board, and representing the Board in meetings with shareholders, legislators, regulators and other government officials. For a complete description of Senator Kerrey’s responsibilities as independent Lead Director, please see page 15.

2020 PROXY STATEMENT	67

Proposal 4-Shareholder Proposal Regarding an Independent Board Chairman

We have an empowered independent Board that provides effective oversight. Nine of our 10 current directors, and 100% of each of our Audit Committee, Human Resources Committee, Nominating and Corporate Governance Committee and Quality, Compliance and Ethics Committee, satisfy the independence standards of the NYSE and our corporate governance policies. Moreover, the Board holds sessions of independent directors at each regularly scheduled Board meeting, at which the independent Lead Director presides, and, upon request, at special meetings, and each director may originate action items for the Board’s agenda.

The Board should have the flexibility to choose its leadership structure based on current circumstances. Our Corporate Governance Principles allow the roles of Chair and CEO to be filled by the same or different individuals. This approach provides the Board the flexibility to determine at any given time whether the two roles should be separate or combined based upon the Company’s unique challenges and opportunities and the Board’s assessment of the Company’s leadership over time. The shareholder proposal would require the Board Chair to be independent at all times and would prevent the Board from exercising its business judgment to select the most appropriate Chair given the circumstances. The Board opposes this “one-size-fits-all” approach and believes it should maintain the flexibility to align its leadership structure with the Company’s priorities.

The Board recommends that you vote “AGAINST” the shareholder proposal.

68

General Information Regarding the Annual Meeting and Voting

The Board of Tenet is requesting your proxy for use at the Annual Meeting of Shareholders to be held online through an audio webcast at www.virtualshareholdermeeting.com/THC2020 at 8:00 a.m. Central Time on Thursday, May 28, 2020, and any postponements or adjournments of the meeting, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

Notice of Internet Availability of Proxy Materials

Under SEC rules, we have elected to make our proxy materials available to our shareholders over the Internet rather than mailing paper copies of those materials to each shareholder (unless otherwise requested). On April 17, 2020, we mailed to our shareholders and also made available online at www.proxyvote.com a Notice of Internet Availability of Proxy Materials (Notice) directing shareholders to a website where they can access this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019, and view detailed instructions on how to vote via the Internet or by telephone.

If you received the Notice only and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Notice to request that a paper copy be mailed to you. Shareholders who do not receive the Notice will receive a paper or electronic copy of our proxy materials. This Proxy Statement and related proxy materials are being mailed or made available to shareholders on or about April 17, 2020.

Who Can Vote

Only shareholders of record of our common stock at the close of business on March 31, 2020, the record date for the Annual Meeting, are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 104,528,373 shares of our common stock outstanding. Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares of our common stock are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares and a Notice (or, if requested, printed proxy materials) is being sent to you directly by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in street name, and a Notice (or, if requested, printed proxy materials with a voting instruction card) is being forwarded to you by your broker, bank or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the Annual Meeting online and vote during the Annual Meeting. If your shares are held in street name, your broker, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares.

Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

How to Cast Your Vote

You may vote in one of the following ways:

By Internet. You may vote on the Internet using the website noted on your Notice or proxy card.

2020 PROXY STATEMENT	69

General Information Regarding the Annual Meeting and Voting

By Telephone. You may vote by calling the toll-free telephone number noted on your Notice or proxy card. Voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

By Mail. If you received a paper copy of the proxy card or voting instruction form by mail and choose to vote by mail, please mark your proxy card, date and sign it, and promptly return it in the postage-paid envelope provided with this proxy statement.

Online During the Annual Meeting. While we encourage shareholders to vote prior to the meeting, you may vote online during the Annual Meeting. You will need the 16-digit control number included on your proxy card or voting instructions card. Each shareholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.

SHARES MUST BE VOTED EITHER ONLINE DURING THE ANNUAL MEETING, ON THE INTERNET, BY TELEPHONE OR BY COMPLETING AND RETURNING A PROXY CARD

If your proxy is properly completed, the shares it represents will be voted at the meeting as you instructed. If you submit your proxy, but do not provide instructions, your proxy will be voted in accordance with the Board’s recommendations as set forth in this Proxy Statement.

If your shares of our common stock are held by a broker in street name, under the rules of the NYSE, your broker may vote your shares only on “routine” matters if you do not provide your broker with voting instructions. The ratification of the selection of our independent registered public accountants is considered a routine matter upon which brokerage firms may vote on behalf of their clients if no voting instructions are provided. A “broker non-vote” occurs when a broker holding your shares in street name does not vote on a particular matter because you did not provide the broker voting instructions and the broker lacks discretionary voting authority to vote the shares because the matter is non-routine. The non-routine matters on the agenda for this year’s Annual Meeting include the election of directors, an advisory approval of the Company’s executive compensation and the shareholder proposal regarding an independent board chairman.

Revoking Your Proxy

You have the right to revoke your proxy at any time before it is voted by (1) filing a written notice with our Corporate Secretary, (2) delivering a new proxy bearing a later date, (3) granting a later proxy through telephone or Internet voting, or (4) attending the Annual Meeting virtually and voting online during the Annual Meeting.

Vote Required

The presence, in person or by proxy, of the persons entitled to vote a majority of the voting shares at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. There are different vote requirements for the various proposals:

•

The ten nominees for director will be elected if the votes cast for the nominee exceed the votes cast against the nominee, with abstentions and broker non-votes not counted either for or against a nominee (and therefore having no effect on the election).

•

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “for” the election of each nominee named in this section. If any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy. In the alternative, the persons named as proxies may vote just for the remaining nominees, leaving a vacancy that may be filled at a later date by the Board, or the Board may reduce its size. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

•

Our bylaws require that, to be elected, a director nominee must receive a majority of the votes cast in uncontested elections (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). If a nominee is not re-elected, Nevada law provides that the incumbent director would continue to serve on the Board until his or her successor is elected or the director resigns. However, under our Corporate Governance Principles, any incumbent director who receives, in an uncontested election of directors, a greater number of votes cast “against” his or her election than votes “for” his or her election must submit his or her resignation to the Board. In that situation, our Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. Our Board would then act on the Governance Committee’s recommendation and make

70

General Information Regarding the Annual Meeting and Voting

prompt public disclosure of its decision and the rationale behind it, if applicable. If the Board accepts a director’s resignation offer, the Governance Committee will recommend to the Board and the Board will then determine whether to fill the vacancy or reduce the size of the Board. Under our bylaws, in contested elections, directors will be elected by a plurality of the votes cast. This standard will not apply at the Annual Meeting, as this year’s elections are uncontested.
•	Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.
•

The following items of business will be approved if the votes cast for the proposal exceed those cast against the proposal, with abstentions not counted either for or against these proposals (and therefore having no effect on the approval of the proposals):

•	advisory approval of the Company’s executive compensation (Proposal 2);
•	ratification of the selection of independent registered public accountants (Proposal 3); and
•	shareholder proposal regarding an independent board chairman (Proposal 4).

Broker non-votes will have no effect on Proposal 2 or Proposal 4 because they are not considered votes “cast.” There should be no broker non-votes associated with Proposal 3, as brokers have discretionary voting authority to vote the shares because the matter is considered to be “routine” under the NYSE rules.

Attending the Annual Meeting and Asking Questions

As a result of the COVID-19 pandemic, we plan to hold this year’s Annual Meeting online through an audio webcast. This format will enable shareholders to attend the meeting and participate from any location, at no cost.

You will be able to attend the Annual Meeting online and submit questions by visiting www.virtualshareholdermeeting.com/THC2020. You will also be able to vote your shares online at the Annual Meeting. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or voting instruction card (if your shares are held through a stockbroker or another nominee).

We encourage you to access the Annual Meeting prior to the start time and allow ample time to log in to the meeting webcast and test your computer audio system. Note that if you have technical difficulties during the check-in time or during the Annual Meeting, you should call the technical support number that will be posted on the virtual shareholder meeting login page.

Shareholders may submit written questions once logged into the virtual platform. Questions pertinent to meeting matters will be answered during the question and answer portion of the meeting, subject to a time limit prescribed by rules of conduct that will be posted to the virtual meeting platform on the day of the meeting. The rules of conduct will also provide additional information about the relevancy of questions to meeting matters. When reading questions, personal details may be omitted for data protection purposes, and if we receive substantially similar questions, we may group these questions together and provide a single response to avoid repetition.

Costs of Solicitation

We will pay for the cost of proxy solicitations on behalf of the Board. We have engaged Innisfree M&A Incorporated to assist in our proxy solicitations. We will pay Innisfree an amount not to exceed $25,000 in fees for its proxy solicitation services and reimburse it for its reasonable out-of-pocket expenses. In addition to solicitation by mail by Innisfree, proxies may be solicited personally or by telephone, fax or email by our directors, officers and other employees. Proxy materials also may be distributed to the beneficial owners of our stock by brokers, custodians and other parties, and we will reimburse such parties for their reasonable out-of-pocket and clerical expenses.

2020 PROXY STATEMENT	71

General Information Regarding the Annual Meeting and Voting

Householding of Shareholder Materials

We may send a single Notice or set of proxy materials and other shareholder communications to any address shared by two or more shareholders. This process is called “householding.” This reduces duplicate mailings, saves printing and postage costs and conserves natural resources. We will deliver promptly upon written or oral request a separate copy of the proxy materials to shareholders at a shared address to which a single copy of the documents was delivered. To receive a separate copy, to stop receiving multiple copies sent to shareholders of record sharing an address, or to enroll in householding:

Shareholder of Record. If you are a shareholder of record, please submit your request by telephone at (800) 579-1639, by email at sendmaterial@proxyvote.com or by mail to Tenet Healthcare Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Beneficial Owner. If you are a beneficial owner, please submit your request to your broker, bank or other nominee.

72

Other Information

Shareholder Proposals

Shareholder Proposals Submitted Pursuant to SEC Rule 14a-8 for Inclusion in Next Year’s Proxy Statement. To be considered for inclusion in next year’s proxy statement, shareholder proposals submitted in accordance with the SEC’s Rule 14a-8 must be received at our principal executive offices no later than the close of business (5:00 p.m. Central Time) on December 18, 2020. Proposals should be addressed to the Corporate Secretary, Tenet Healthcare Corporation, 14201 Dallas Parkway, Dallas, Texas 75254. Our Governance Committee reviews all shareholder proposals and makes recommendations to the Board for action on such proposals. We will determine whether or not to include any proposals in the proxy statement in accordance with applicable law, including SEC regulations.

Director Nominations for Inclusion in Next Year’s Proxy Statement (Proxy Access). We have adopted proxy access, whereby a shareholder (or a group of up to 20 shareholders) who has held at least 3% of our outstanding stock for three years or more may nominate a director and have that nominee included in our proxy materials, provided that the shareholder and nominee satisfy the requirements specified in our bylaws. Any shareholder who wishes to use these procedures to nominate a candidate for election to the Board for inclusion in our proxy statement relating to the 2021 annual meeting must satisfy the requirements specified in our bylaws and must provide written notice to our Corporate Secretary, which must be received no later than the close of business on December 18, 2020, and no earlier than the close of business on November 18, 2020. However, in the event that the annual meeting is called for a date that is not within 30 days before or after the first anniversary of the date the definitive proxy statement was first released to shareholders in connection with the immediately preceding annual meeting of stockholder, to be timely, the shareholder notice must be so delivered not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice of proxy access must include the information specified in our bylaws, including information concerning the nominee and information about the shareholder’s ownership of and agreements related to our stock.

Other Shareholder Business for Presentation at Next Year’s Annual Meeting. Our bylaws require that any shareholder wishing to nominate a candidate for director or to propose other business at the next annual meeting (other than proposals submitted pursuant to the SEC’s Rule 14a-8 or under our proxy access bylaw) must give us written notice between the close of business on January 28, 2021 and close of business on February 27, 2021, unless the 2021 annual meeting is called for a date that is not within 30 days before or after the anniversary of the 2020 annual meeting, in which case notice must be received no later than the close of business on the 10th day following the day on which we make a public announcement of the date of the annual meeting. The notice must comply with the requirements of our bylaws, which may be found under the “Governance” heading in the “For Investors” section on our website at www.tenethealth.com, and any applicable law. Any such business should be addressed to the Corporate Secretary, Tenet Healthcare Corporation, 14201 Dallas Parkway, Dallas, Texas 75254. Any proposal or nomination that is not timely received by our Corporate Secretary or otherwise does not meet the requirements set forth in our bylaws will not be considered at the next annual meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such proposal or nomination.

Incorporation by Reference

The information contained above under the captions “Audit Committee Report” and “Human Resources Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing except to the extent that the Company incorporates it by reference into such filing.

Annual Report on Form 10-K

We will provide to shareholders by mail, without charge, a copy of our Annual Report on Form 10-K. To request a copy of the Annual Report on Form 10-K, you should write to Tenet Healthcare Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

2020 PROXY STATEMENT	73

Appendix A: Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted EPS

Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation (costs) benefit, net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested operations and closed businesses. Litigation and investigation costs do not include ordinary course of business malpractice and other litigation and related expense.

Adjusted Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations. Adjusted net cash provided by (used in) operating activities, a non-GAAP measure, is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.

Adjusted diluted earnings (loss) per share from continuing operations per share (Adjusted EPS), a non-GAAP measure, is defined by the Company as Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, divided by the weighted average primary or diluted shares outstanding in the reporting period. Adjusted net income (loss attributable) from continuing operations to Tenet common shareholders, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation (costs) benefits, net of reinsurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses and (7) the associated impact of these items on taxes and noncontrolling interests. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.

The Company believes the foregoing non-GAAP measures are useful to shareholders and analysts because they present additional information on the Company’s financial performance. Shareholders, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which utilize similar non-GAAP measures in their presentations. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this Proxy Statement is set forth below.

The Company believes that Adjusted EBITDA is a useful measure, in part, because certain shareholders and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.

The Company uses, and believes shareholders and analysts use, Adjusted Free Cash Flow as a supplemental measure to analyze cash flows generated from operations because the Company believes it is useful to shareholders in evaluating our ability to fund distributions paid to noncontrolling interests, acquisitions, purchasing equity interests in joint ventures or repaying debt.

These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in our financial statements, they do not provide a complete measure of our operating performance. For example, the Company’s definition of Adjusted Free Cash Flow does not include other important uses

2020 PROXY STATEMENT	A-1

Appendix A: Non-GAAP Financial Measures

of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interest, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interest. Accordingly, shareholders are encouraged to use GAAP measures when evaluating the Company’s financial performance.

A-2

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 27, 2020. Have your proxy card in hand when you access the web site and follow the instructions to TENET HEALTHCARE CORPORATION obtain your records and to create an electronic voting instruction form. 14201 DALLAS PARKWAY DALLAS, TEXAS 75254 During The Meeting - Go to www.virtualshareholdermeeting.com/THC2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on on May 27, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS D09379-P38610 DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TENET HEALTHCARE CORPORATION The Board of Directors recommends you vote FOR the following: 1. Election of Directors For Against Abstain Nominees: The Board of Directors recommends you vote FOR the For Against Abstain 1a. Ronald A. Rittenmeyer ! ! ! following proposals: 1b. J. Robert Kerrey 2. Proposal to approve, on an advisory basis, the company's ! ! ! ! ! ! executive compensation. 3. Proposal to ratify the selection of Deloitte & Touche LLP 1c. Lloyd J. Austin, III ! ! ! ! ! ! as independent registered public accountants for the year ending December 31, 2020. 1d. James L. Bierman ! ! ! The Board of Directors recommends you vote AGAINST For Against Abstain 1e. Richard W. Fisher ! ! ! the following proposal: 4. Shareholder proposal regarding an independent 1f. Meghan M. FitzGerald ! ! ! ! ! ! chairman. 1g. Christopher S. Lynch NOTE: Such other business as may properly come before the ! ! ! meeting or any adjournments or postponements thereof. 1h. Richard J. Mark ! ! ! 1i. Tammy Romo ! ! ! 1j. Nadja Y. West ! ! ! Please sign as your name(s) appear(s) on this proxy card. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a company, please sign the full company name by a duly authorized officer. If shares are held jointly, each shareholder should sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateVOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 27, 2020. Have your proxy card in hand when you access the web site and follow the instructions to TENET HEALTHCARE CORPORATION obtain your records and to create an electronic voting instruction form. 14201 DALLAS PARKWAY DALLAS, TEXAS 75254 During The Meeting - Go to www.virtualshareholdermeeting.com/THC2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on on May 27, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS D09379-P38610 DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TENET HEALTHCARE CORPORATION The Board of Directors recommends you vote FOR the following: 1. Election of Directors For Against Abstain Nominees: The Board of Directors recommends you vote FOR the For Against Abstain 1a. Ronald A. Rittenmeyer ! ! ! following proposals: 1b. J. Robert Kerrey 2. Proposal to approve, on an advisory basis, the company's ! ! ! ! ! ! executive compensation. 3. Proposal to ratify the selection of Deloitte & Touche LLP 1c. Lloyd J. Austin, III ! ! ! ! ! ! as independent registered public accountants for the year ending December 31, 2020. 1d. James L. Bierman ! ! ! The Board of Directors recommends you vote AGAINST For Against Abstain 1e. Richard W. Fisher ! ! ! the following proposal: 4. Shareholder proposal regarding an independent 1f. Meghan M. FitzGerald ! ! ! ! ! ! chairman. 1g. Christopher S. Lynch NOTE: Such other business as may properly come before the ! ! ! meeting or any adjournments or postponements thereof. 1h. Richard J. Mark ! ! ! 1i. Tammy Romo ! ! ! 1j. Nadja Y. West ! ! ! Please sign as your name(s) appear(s) on this proxy card. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a company, please sign the full company name by a duly authorized officer. If shares are held jointly, each shareholder should sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D09380-P38610 TENET HEALTHCARE CORPORATION This proxy is solicited by the Board of Directors Annual Meeting of Shareholders May 28, 2020 8:00 AM CDT The undersigned hereby appoints Ronald A. Rittenmeyer, Audrey T. Andrews and Mark R. Jackson, or any of them, proxies of the undersigned, with power of substitution, to represent the undersigned and to vote all shares of Tenet Healthcare Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on May 28, 2020, and any adjournments or postponements thereof, on the items set forth on the reverse hereof and on such other business as may properly come before the meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY AUTHORIZED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, VOTED FOR PROPOSALS 2 AND 3 AND VOTED AGAINST PROPOSAL 4. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Continued and to be signed on reverse sideImportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D09380-P38610 TENET HEALTHCARE CORPORATION This proxy is solicited by the Board of Directors Annual Meeting of Shareholders May 28, 2020 8:00 AM CDT The undersigned hereby appoints Ronald A. Rittenmeyer, Audrey T. Andrews and Mark R. Jackson, or any of them, proxies of the undersigned, with power of substitution, to represent the undersigned and to vote all shares of Tenet Healthcare Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on May 28, 2020, and any adjournments or postponements thereof, on the items set forth on the reverse hereof and on such other business as may properly come before the meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY AUTHORIZED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, VOTED FOR PROPOSALS 2 AND 3 AND VOTED AGAINST PROPOSAL 4. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Continued and to be signed on reverse side